Exhibit 10.1

                               OPERATING AGREEMENT

                                       OF

                     AMERICAN RACING AND ENTERTAINMENT, LLC

      This Operating Agreement (the "Agreement") of American Racing and Entertainment, LLC (the "Company"), dated effective as of the 24th day of August, 2005, is hereby executed and agreed to, for good and valuable consideration, by Nevada Gold NY, Inc., a New York corporation, ("Nevada Gold"), TrackPower, Inc., a Wyoming corporation ("TrackPower"), and Southern Tier Acquisition II LLC, a New York limited liability company ("Southern Tier").

      The parties agree as follows:

                     ARTICLE I. ORGANIZATION AND DEFINITIONS

1.1 Company Name. The business of the Company will be conducted under the name "American Racing and Entertainment, LLC" or any other name selected by the Company in accordance with governing law.

1.2 New York Office . The Company's principal place of business is 125 Park Avenue, New York, New York 10017. The Company may maintain offices at such other place or places within or outside the State of New York as the Board deems advisable.

1.3 Term. The Company shall begin on the date its Articles of Organization are filed with the New York Secretary of State and shall continue until a Dissolution may occur.

1.4 Foreign Qualification. After formation of the Company under the Act, the Company will apply for any required certificate of authority to do business in any other state or jurisdiction where it conducts business, as appropriate.

1.5 Definitions. Terms used with initial capital letters will have the meanings specified in Exhibit "A," applicable to both singular and plural forms, for all purposes of this Agreement.

                         ARTICLE 2: PURPOSES AND POWERS

2.1 Principal Purposes. The purposes for which the Company is organized are:

      (a) to own, hold, develop, operate, lease, transfer, sell, exchange, improve or otherwise dispose of all or any part of the Tioga Downs Complex;

      (b) to acquire, own, hold, develop, operate, lease, transfer, sell, exchange, improve or otherwise dispose of all or any part of the Vernon Downs Complex;

      (c) to enter into and perform contracts of any kind necessary to, in connection with or incidental to the accomplishment of the foregoing purposes;


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      (d) to incur Debt from any source, including without limitation any Member or Affiliate of a Member, to accomplish the foregoing purposes or to meet the obligations of the Company; to issue evidences of the Company's Debt to repay such borrowings; and to grant security interests in the Company's assets to secure repayment of such Debt; and

      (e) to do all other things necessary, desirable or conducive to the accomplishment of the aforesaid purposes or otherwise contemplated by this Agreement.

      The Company is a single-purpose venture and is intended to engage in no business or project other than those described above regarding the Tioga Downs Complex and the Vernon Downs Complex. Title to all Company property shall be held in the name of the Company or a subsidiary of the Company.

2.2 Powers. The Company has all of the powers granted to a limited liability company under the Act, as well as all powers necessary or convenient to achieve its purposes and to further its Business.

                              ARTICLE 3: MEMBERSHIP

3.1 Members. The Members of the Company are Nevada Gold, TrackPower and Southern Tier. The initial Percentage of each Member in the Company shall be as follows:

                  Nevada Gold                        50.00%
                  TrackPower                         25.00%
                  Southern Tier                      25.00%

      The Percentage of each Member as stated in this Section 3.1 shall be adjusted from time to time pursuant to the provisions of this Agreement.

3.2 Rights of and Restrictions on Members. No Member will:

      (a) Be personally liable for any of the debts, obligations or losses (including deficits in its Capital Account except as specifically provided herein) of the Company or the other Members, except as otherwise provided in the Act or an agreement signed by the Member to be subjected to any individual liability;

      (b) Be assessed or required to make any Capital Contributions except as provided in Sections 7.1 and 7.2 hereof.

      (c) Except as specifically set forth herein or as otherwise approved by the Members, have the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company;

      (d) Except as specifically set forth herein or as otherwise approved by the Members, be entitled to be paid any salary or to have a Company drawing account;

      (e) Be entitled to receive any interest on any Capital Contribution or Capital Account;

      (f) Be entitled to a partition of any property of the Company;

      (g) Except as expressly provided to the contrary herein, be entitled to priority over any Member, either as to a return of its Capital Contribution or as to allocations of revenues, gains, costs, expenses, losses or distributions; or


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      (h) Be entitled to a return of, or to a withdrawal  of, all or any part of its contributions to the Company, except to the extent that the Members may be entitled to distributions pursuant to the express provisions of this Agreement, and (unless otherwise provided) no Member shall have any right to demand or receive property other than cash in return for its contributions, and its right to receive cash shall be, and is hereby expressly limited and controlled by the terms of this Agreement.

3.3 Information.

      (a) In addition to the other rights specifically set forth in this Agreement, each Member is entitled to all information to which that Member is entitled to have access pursuant to the Act under the circumstances and subject to the conditions therein stated.

      (b) The Members acknowledge that, from time to time, they may receive information from or regarding the Company in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Company or Persons with which it does business. Each Member will hold in strict confidence any information it receives regarding the Company that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member or a Director except for disclosures (i) compelled by law (but the Member must notify the Board promptly of any request for that information, before disclosing it if practicable), (ii) required under the securities laws, (iii) to advisers or representatives of the Member or Persons to whom any of that Member's Membership Interests may be transferred as permitted by this Agreement, but only if the recipients have agreed to be bound by the provisions of this Section 3.3(b),
(iv) of information that such Member also has received from a source independent of the Company that the Member reasonably believes obtained that information without breach of any obligation of confidentiality or (v) as otherwise permitted under this Agreement. The Members acknowledge that breach of the provisions of this Section 3.3(b) may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this Section 3.3(b) may be enforced by specific performance.

3.4 Meetings. Special meetings of the Members shall be held at the Company's principal place of business in New York, or such other place approved by the Members. There shall be no regularly scheduled meetings of the Members of the Company. A special meeting of the Members may be called by any Member.

3.5 Votes of Members. Any decision or approval required of the Members as a group pursuant to this Agreement shall require approval of the Members holding at least 75% of the Membership Interests.

3.6 Notice of Meetings. Written notice of a meeting shall be given to each Member not less than three (3) days nor more than thirty (30) days before the date of the meeting, unless waived by all of the Members; provided, however, if the immediate attention of the Members to a matter is required, then twenty four hours (24) notice, or such shorter notice if reasonable under the circumstances, shall be given. The notice shall state the place, date and hour of the meeting and the general nature of the business to be transacted.

3.7 Actions Without a Meeting. Any action that may be taken at any meeting of Members may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed and delivered to the Board by all Members. Any Member giving a written consent may revoke such consent by a writing received by the Board prior to the time that the Board has received written consents of all Members.

3.8 No Resignation or Retirement. Each Member agrees not to voluntarily resign or retire as a Member in the Company. However, if such voluntary resignation or retirement occurs in contravention of this Agreement, the withdrawing Member will, without further act, become a Transferee of its Membership Interest (with the limited rights of a Transferee as set forth in Section 14.6). Any Member who resigns or retires from the Company in contravention of this Agreement will be liable to the Company and the other Members for proven monetary damages (but any such action or proposed action to resign or retire will not be subject to any equitable action for injunctive relief or specific performance except as permitted under Section 17.8).


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

                              ARTICLE 4: MANAGEMENT

4.1 Management. The overall business and affairs of the Company shall be managed by a Board of Directors (the "Board"), which, except as otherwise provided in this Agreement, shall have full and complete charge of all facets of the overall business affairs of the Company, and the overall management and control of the Company's business shall rest exclusively with the Board. Any decision by the Board shall require the affirmative vote of a majority of the directors (except as provided in Section 4.1(b)), and shall bind the Company and the Members. The Board, acting as a body pursuant to this Agreement, shall constitute a "manager" for purposes of the Act. No Director, in such capacity, acting singly or with any other Director, shall have any authority or right to act on behalf of or bind the Company, other than by exercising the Director's voting power as a member of the Board, unless specifically authorized by the Board in each instance. No Director shall represent himself or herself as a manager of the Company. The Board shall make all Unanimous Decisions, Major Decisions and Non-Arbitrable Decisions.

      (a) Decisions other than Unanimous Decisions, Major Decisions and Non-Arbitrable Decisions may be made and related acts taken: (x) as provided in this Agreement; or (y) if not specifically provided in this Agreement, by the President, subject to the monetary limitations of the Budgets, or the Board (by majority vote unless unanimous vote is specifically required by this Agreement) in the event there is no President; or (z) as delegated by any contract entered into by the Company (including, without limitation, the Management Agreement defined in Section 4.5 hereof).

      (b) "Unanimous Decisions" shall mean decisions to:

            (i) invest in or operate any business other than the Tioga Downs Complex and the Vernon Downs Complex;

            (ii) make any single voluntary expenditure in excess of $250,000 unless such expenditure is provided for in the Cost Budget or Annual Plan and Operating Budget (a voluntary expenditure shall not include an expenditure which (A) is necessary to comply with applicable laws, rules, regulations and orders; (B) is in defense of the Company's interests in any proceedings in any court, before any governmental agency, or in arbitration; or (C) is necessary to comply with any contractual or other Company obligations);

            (iii) during the nine (9) period commencing on the opening of the Tioga Downs Complex, approve any capital expenditure in excess of those set forth in the Cost Budget for the Tioga Downs Complex, it being agreed that any approved capital expenditures will not actually be made until twelve (12) months following the opening of the Tioga Downs Complex;

            (iv) during the nine (9) month period commencing on the opening of the Vernon Downs Complex, approve any capital expenditure in excess of those set forth in the Cost Budget for the Vernon Downs Complex it being agreed that any approved capital expenditures will not actually be made until twelve (12) months following the opening of the Vernon Downs Complex;

      (c) "Major Decisions" shall mean decisions to:

            (i) select the president of the Company, the General Manager and the Racing Manager;


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            (ii) approve the Conceptual Plans and  Specifications  and the Final
            Plans  and   Specifications  or  a  Material   Modification  (but  a
            nonmaterial   amendment  or  modification   shall  not  be  a  Major
            Decision);

            (iii) after the expiration of the nine (9) month period commencing on the opening of the Tioga Downs Complex, approve any capital expenditure in excess of those set forth in the Cost Budget for the Tioga Downs Complex it being agreed that any approved capital expenditures will not actually be made until twelve (12) months following the opening of the Tioga Downs Complex;

            (iv) after the expiration of the nine (9) month period commencing on the opening of the Vernon Downs Complex, approve any capital expenditure in excess of those set forth in the Cost Budget for the Vernon Downs Complex it being agreed that any approved capital expenditures will not actually be made until twelve (12) months following the opening of the Vernon Downs Complex;

            (v) approve the Cost Budgets, Annual Plan and Operating Budget;

            (vi) allocate a condemnation award or casualty insurance or title insurance proceeds among the various items of property taken (if not allocated by the condemnee, insurer or judicial or other authority making such award);

            (vii)  enter  into  a  general  construction   contract  and/or  the
            architectural contract for any material portion of either Complex;

            (viii) enter into any contracts with or pay any compensation to a Member or Director or any Affiliate of a Member, other than pursuant to the Management Agreement;

            (ix) commence, discontinue, settle, compromise, submit to arbitration, or participate in any single or related series of actions in the nature of legal proceedings in any court, before any governmental agency, or in arbitration, or other than actions arising out of the ordinary course of business, involving any potential liabilities to, or claims by or against, the Company not covered by insurance or within the deductible amount of any insurance policy, the cost of which, if lost or settled, would not exceed One Hundred Thousand Dollars ($100,000.00), adjusted annually on each anniversary of the Effective Date, to provide for increases, but not decreases, in the Consumer Price Index;

            (x) select (or change) attorneys, accountants or other professionals to render legal, accounting or other professional services to the Company, it being agreed that the Board has selected Friedman, Alpert & Green as the accountants for the Company;

            (xi) approve a proposed transaction between the Company and an Affiliate of a Member.

      (d) "Non-Arbitrable Decisions" shall mean decisions to:

            (i) elect to dissolve the Company under Section 12.1;

            (ii) sell, assign, transfer, hypothecate, pledge, lease, encumber or otherwise dispose of, in a single transaction or related series of transactions, all or any portion of the either Complex (or both Complexes) or enter into any agreement to do so, except the Management Agreement and any easements, rights-of-way or title encumbrances incidental to the development of either Gaming Complex;

            (iii) incur Debt other than (A) Debt  provided for in a Cost Budget;
            (B) Debt provided for in an Operating Budget; (C) Debt provided in an approved budget for future development; (D) trade debt incurred in the ordinary course of business; (E) Debt imposed by law; or (F) Debt incurred under any contract, loan document, lease or other agreement authorized pursuant to this Agreement.

            (iv) elect to have the Members make additional capital contributions to the Company pursuant to Section 7.2;

            (v) construct any improvements on the Project Site, other than the work shown on the Plans and Specifications, any Material Modifications and any work approved as part of an Annual Plan or required by law;


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

            (vi)  (A)  enter  into  any  management  agreement  other  than  the
            Management   Agreement;   or  (B)  enter  into  any   amendment   or
            modification of the Management Agreement;

            (vii) commence, discontinue, settle, compromise, submit to arbitration, or participate in any single or related series of actions in the nature of legal proceedings in any court, before any governmental agency, or in arbitration, or other than actions arising out of the ordinary course of business, involving any potential liabilities to, or claims by or against, the Company not covered by insurance or within the deductible amount of any insurance policy, the cost of which, if lost or settled, would exceed One Hundred Thousand Dollars ($100,000.00), adjusted annually on each anniversary of the Effective Date, to provide for increases, but not decreases, in the Consumer Price Index;

      (e) If the Board is unable to reach a majority decision with respect to a Major Decision, any Member may submit the matter to the procedures for resolving deadlocks, including binding arbitration, in accordance with Section 4.7.

      (f) If the Board is unable to reach a majority decision with respect to a Non-Arbitrable Decision, the Company shall not undertake the related action, except that: (i) any Member may cause the Company to take such action to the extent it, in good faith, determines that such action: (A) is necessary to comply with applicable laws, rules, regulations and orders; (B) is in defense of the Company's interests in any proceedings in any court, before any governmental agency, or in arbitration; or (C) is necessary to comply with any contractual or other Company obligations.

      (g) The Conceptual Plans and Specifications, the Final Plans and Specifications (prepared by Climans, Green, Liang Architects, Inc.) and the Cost Budget for the Tioga Downs Complex have been approved by the Board. The Conceptual Plans and Specifications, and the Cost Budget for the Vernon Downs Complex have been approved by the Board. It is anticipated that the Board will
(i) cause to be performed a cost benefit analysis of making capital improvements to the 47,700 square foot grandstand at the Vernon Downs Complex and, (ii) upon reviewing the results of such analysis make a decision (under either Section 4.1(b)(iv) or Section 4.1(c)(iv)) as to whether to approve the capital expenditures for such improvements.

      (h) The Management Company shall annually prepare, for the Board's review, an Annual Plan for each Gaming Complex (the "Annual Plan"). Southern Tier shall have certain rights to approve matters in the Annual Plan affecting the Racing Operations as provided in Section 4.5 hereof. The Annual Plan for the first whole or partial Fiscal Year following the date the Company opens a Gaming Complex for business will be prepared by the Management Company and presented to the Board not less than sixty (60) days before the anticipated opening date of the Gaming Complex except as otherwise provided in the Management Agreement. The Annual Plan for each subsequent Fiscal Year shall be prepared and submitted to the Board not later than sixty (60) days before the beginning of such Fiscal Year.

      The Annual Plan for each Gaming Complex will be comprised of the following:

            (i) a statement of the estimated income and expenses of the Gaming Complex for the coming Fiscal Year, such statement to reflect the estimated income and expenses during each month of the subject Fiscal Year;

            (ii) either as part of the statement of the estimated income and expenses referred to in the preceding clause (i), or separately, budgets for:

                  (A) repairs and maintenance;

                  (B) capital replacements and improvements; and

                  (C) equipment purchases or leases;

            (iii) a business and marketing plan for the subject Fiscal Year including, without limitation:

                  (A) room rates (if applicable), food and beverage pricing and other charges to persons using the Gaming Complex;


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                  (B) an  advertising  and marketing plan for the Gaming Complex as a whole.

            (iv) the Minimum Balance (as defined in the Management) which must remain in the Bank Account (as defined in the Management Agreement) as of the end of each Fiscal Month during the Fiscal Year to assure sufficient monies for working capital purposes and other expenditures authorized under the Annual Plan.

      The "Operating Budget" shall mean the budgeted expenses approved under clauses (i), (ii), and (iii) above. References to budgeted items contained in the Annual Plan shall refer to the expenses for such items set forth in the Operating Budget.

      In connection with the submission of the Annual Plan, the Board will meet within twenty (20) days after the proposed Annual Plan is delivered to have an in-depth review, including, after the first full Fiscal Year, a comparison with the previous Fiscal Year's performance of the Gaming Complex and a discussion of proposed expenditures contained in the Operating Budget.

      It is the intention of the Board to complete the review and approval of the proposed Annual Plan no later than thirty (30) days prior to: (x) the opening date of the Gaming Complex; and (y) the commencement of each Fiscal Year thereafter. The majority of the Board shall be required to approve each proposed Annual Plan. If a majority of the Board does not approve the proposed Annual Plan, the undisputed portions of the proposed Annual Plan shall be operative. In the case of any Annual Plan after the Annual Plan for the first full Fiscal Year, the item corresponding to the disputed item and contained in the Annual Plan for the preceding Fiscal Year shall be substituted in lieu of the disputed portions of the proposed Annual Plan. In each instance where portions of the Annual Plan from the preceding Fiscal Year are deemed to be the Annual Plan in effect until a new Annual Plan is approved, the Operating Budget expense contained in the Annual Plan for the preceding Fiscal year shall be automatically increased by a percentage equal to the percent of increase in the Consumer Price Index during the preceding Fiscal Year. If, notwithstanding such Consumer Price Index increase, the Board do not reach agreement as to a mutually acceptable Annual Plan within thirty (30) days prior to: (x) the opening date of the Gaming Complex; or (y) the commencement of each Fiscal Year thereafter, as the case may be, the item(s) of the Annual Plan that are in dispute shall be submitted to and resolved by arbitration in accordance with Section 4.7.

4.2 Election of Board of Directors.

      (a) Number, Term and Qualifications. The Board of Directors shall be comprised of four members (each, a "Director"), two designated by Nevada Gold, one designated by TrackPower and one designated by Southern Tier. Each of the Members agrees to vote or express consent with respect to all of their respective Membership Interests in favor of the election of a slate of Directors consisting of individuals meeting the requirements of this Section 4.2. The number of Directors of the Company, and the manner of designation and election of such Directors, may only be changed by unanimous vote of all Members, except as specifically provided in Section 7.2 of this Agreement or elsewhere in this Agreement. The initial members of the Board are as follows:

                  H. Thomas Winn               Nevada Gold
                  Jon Arnesen                  Nevada Gold
                  Ed Tracy                     TrackPower
                  Jeffrey Gural                Southern Tier

      (b) Resignation. Any Director may resign at any time by giving written notice to the Company. The resignation of any Director shall take effect three
(3) business days following receipt of that notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.

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

      (c) Removal. Any Director may be removed at any time, with or without Cause, by the vote of the Member entitled to designate such Director. A finding of Cause or unsuitability of a Director to engage in gaming by any Gaming Authority shall result in the immediate termination of such Director without further action by the Members.

      (d) Vacancies. If a vacancy occurs for any reason in the Board, the Member who designated the Director shall have the right to designate another person to fill that vacancy.

      (e) Committees. The Board may from time to time establish one or more committees of the Board, which shall have such authority as shall be determined from time to time by the Board.

      (f) Meetings of the Board. Regular meetings of the Board shall be held on a quarterly basis. Special meetings of the Board may be called by any Director. All meetings shall be held upon at least two (2) days' notice by mail, notice delivered personally or by telephone, telegraph, facsimile or electronic mail, to the Directors setting forth the time and location of such meeting; provided, however, if the immediate attention of the Board to a matter is required, then twenty four (24) hours notice, or such shorter notice if reasonable under the circumstances, shall be given. Notice of a special meeting shall also state the purpose or purposes for which such meeting is called. Notice of a meeting need not be given to any Director who signs a waiver of notice or a consent to holding the meeting (which waiver or consent need not specify the purpose of the meeting) or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior to its commencement, the lack of notice to such Director. All such waivers, consents and approvals shall be filed with the Company records or made a part of the minutes of the meeting. A majority of the Directors present may adjourn any meeting to another time. If the meeting is adjourned for more than twenty-four
(24) hours, notice of any adjournment shall be given prior to the time of the adjourned meeting to the Directors who are not present at the time of the adjournment. Meetings of the Board may be held at the Company's principal place of business in New York or such other place as may be approved by the Board. Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Directors participating in such meeting can hear one another. Participation in a meeting in such manner constitutes presence in person at such meeting. Any Major Decision, any Non-Arbitrable Decision and any other decision to be made by the Board under this Agreement requires the affirmative vote of a majority of the entire Board of Directors cast in favor of that decision (each Director having one vote). Notwithstanding the foregoing, any Unanimous Decision requires the affirmative vote of the entire Board of Directors cast in favor of that Unanimous Decision.

      (g) Quorum. A quorum shall exist when a majority of the Directors are present.

      (h) Written Consent. Any action required or permitted to be taken by the Board may be taken by the Board without a meeting if all of the Directors consent in writing to such action. Such action by written consent shall have the same force and effect as a vote at a duly constituted meeting of the Board.

4.3 Officers.

      (a) Appointment of Officers. The Company may at any time appoint such officers as it deems necessary or advisable for the operation of the business of the Company. Subject to approval of all compensation in accordance with Section 4.6, Directors may serve as officers. The officers shall serve at the pleasure of the Company, subject to all rights, if any, of an officer under any contract of employment. Any individual may hold any number of offices. The officers shall exercise such powers and perform such duties as shall be determined from time to time by the Company.

      (b) Removal and Resignation. Subject to the rights, if any, of an officer under a contract of employment, any officer may be removed, either with or without cause, by the Company at any time. Any officer may resign at any time by giving notice to the Board. Any resignation shall take effect upon receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.

4.4  Devotion  to  Company   Business;   Conflicts  of  Interest;   Non-Compete.

      (a) The Members and the Directors shall devote such time to the Company business as they deem reasonably necessary in furtherance of, and shall exercise their best judgment in all matters relating to, the Company's Business. However, except as provided in this Section 4.4(a) (i.e., except for gross negligence, fraud, bad faith, breach of this Agreement or criminal conduct), no Member or Director shall have liability to the Company or to the Members for any failure or misfeasance on the part of such Member or Director whatsoever including, without limit, a failure or misfeasance with respect to any Member's or Director's obligations under this Agreement. Without limiting the generality of the foregoing, the Company recognizes that innumerable decisions will have to be made by the Members and the Directors during the term of the Company which will require the Members and the Directors to exercise broad discretion. Accordingly, each of the Members hereby waives its right to institute any legal proceeding of any kind whatsoever against another Member or a Director for any action taken by, or any omission of, a Member or Director in its capacity as a Member or Director in the Company, except for gross negligence, bad faith, fraud, breach of this Agreement or criminal conduct.

      (b) Each of the Members understands that the other Members or their Affiliates (including their designees to the Board) may be interested, directly or indirectly, in various other businesses and undertakings including those in competition with the Company. The Members hereby agree that the creation of the Company and the assumption by each of the Members of its duties hereunder shall be without prejudice to its rights (or the rights of its Affiliates) to have such other interests and activities and to receive and enjoy profits or compensation therefrom, and each Member waives any rights it might otherwise have to, by reason of any duty otherwise owed to the Company or its Members, prevent or share or participate in such other interests or activities of the other Member or the other Member's Affiliates. The Members and their Affiliates may engage in or possess any interest in any other business venture of any nature or description independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management, syndication, brokerage, or development of real property and gaming facilities, and neither the Company nor any other Member shall have the right by virtue of this Agreement or otherwise to prevent or participate in any such venture or the income or profits derived therefrom.

      (c) No Member need disclose to any other Member or the Company any other business venture in which it or its Affiliates may have an interest or any other business opportunity presented to it, even if such opportunity is of a character which, if presented to the Company, could be taken by the Company, and each Member and its Affiliates shall have the right to take for its own account or to recommend to others any such particular investment opportunity or business venture.

      (d) Notwithstanding the foregoing provisions of this Section 4.4, during the first forty eight (48) months of this Agreement but not thereafter, any and all opportunities to acquire, own, develop, operate and/or manage projects in the Harness Racing and VLT industry in New York State ("New York Harness Racing/VLT Opportunities") shall be business opportunities of the Company and the Members shall owe the Company a fiduciary duty with respect to New York Harness Racing/VLT Opportunities. The Members each agree for themselves and their respective Affiliates, not to engage or invest in, independently or with others, any New York Harness Racing/VLT Opportunities, unless and until the Company, by unanimous vote of the Members has elected not to pursue such New York Harness Racing/VLT Opportunity and has approved the pursuit of such New York Harness Racing/VLT Opportunity by any of the Members (or their Affiliates) for their own account; provided, that a vote of the Members shall be held within fifteen (15) days after receipt by the Members of all information related to such New York Harness Racing/VLT Opportunity from the Member presenting the New York Harness Racing/VLT Opportunity to the Company. It is understood and acknowledged that any election by the Members to pursue such opportunity must include the obligation by the Members to contribute, on a prorata basis, all equity required for the pursuit of the opportunity.

4.5 Transactions between the Company and the Directors, Members and Affiliates. Notwithstanding that it may constitute a conflict of interest, the Directors, Members and their Affiliates may provide the Company with services (e.g. management, accounting, legal, computer support, engineering, etc.) provided that such services are reasonably necessary, are at a price that is competitive with those available from non-affiliates in an arms-length transaction and the terms and conditions of such transaction are approved by the Board. Directors, Members and their Affiliates shall fully disclose to the Company any ownership or financial interest they may have in the services provided or recommended to the Company. The Members and the Directors may also engage in any other transaction with the Company so long as such transaction is not expressly prohibited by this Agreement and so long as the terms and conditions of such transaction are approved by the Board. The Company (or a subsidiary of the Company) has entered into a management agreement (the "Management Agreement") with Nevada Gold to manage all operations, including casino operations, racing operations (subject to the input and approval rights of Southern Tier as hereinafter provided), food and beverage operations, entertainment and hotel operations, of (a) the Tioga Downs Complex, and (b) if the acquisition of the Vernon Downs Complex is consummated, the Vernon Downs Complex. The terms of such management are set forth in the management agreement entered into on the date of execution of this Agreement between the Company (or a subsidiary of the Company) and Nevada Gold. As long as Jeffrey Gural (or in the event of retirement, death or disability of Jeffrey Gural, an Approved Substitute Manager) is the managing member of Southern Tier and designated director of Southern Tier pursuant to
Section 4.2(a), Southern Tier shall have the right to:

      (a) designate the manager (the "Racing Manager") for the harness racing and simulcast facility operations (the "Racing Operations") of (i) the Tioga Downs Complex, and (ii) if the acquisition of the Vernon Downs Complex is consummated, the Vernon Downs Complex,

      (b) approve the compensation and all employment decisions related to the Racing Manager, and

      (c) approve the operating expenses and capital expenditure allocations for the Racing Operations in the pre-opening budgets, start-up budgets and Annual Plans that are prepared by Nevada Gold, as manager, for submission to the Board.

The selection of the general manager for the Project (the "General Manager") designated by Nevada Gold and the Racing Manager designated by Southern Tier shall be subject to the approval of the Board. The compensation of the General Manager and the Racing Manager shall be an expense of the Company (or its subsidiary) and shall be part of the Operating Budget. No Member or Director shall represent to any party that it or he is a manager of the Tioga Downs Complex or the Vernon Downs Complex unless it or he is a manager under a Management Agreement or is the General Manager or Racing Manager. The Board will hold regular quarterly meetings with the General Manager and the Racing Manager to receive an update on the operations of the Company.

4.6 Payments to Directors. Each Director shall be reimbursed for reasonable out-of-pocket expenses for attending Board meetings and attending to other Company Business. Except as specified in this Agreement, no Director is entitled to remuneration for services rendered or goods provided to the Company in his or her capacity as a Director.

4.7 Resolution of Voting Deadlock. In the event of a failure of the Board to approve any Major Decision, any Member may, by Notice to the other Members, require that the matter be decided pursuant to the terms set forth in this
Section 4.7.

      (a) The highest ranking executive officer of each of the Members shall meet in person within ten (10) days following the Notice and attempt in good faith to resolve the disagreement in one day.

      (b) If the disagreement is not resolved pursuant to Section 4.7(a), then any Member may, by Notice to the other Members, elect to proceed with an arbitration which shall be conducted in accordance with the following procedures:

            (i) The Members shall endeavor to appoint a single qualified and disinterested Arbitrator. For purposes of this Section 4.7, an Arbitrator (the "Arbitrator") shall be an individual who: (A) is independent of, and who has not performed work for, any Member; and who: (x) is a partner with any of the six largest public accounting firms in the United States; and (y) has at least five
(5) years of auditing or accounting experience in the gaming industry; or, (B) if the Members so agree prior to the time for appointment herein provided, but not otherwise, is an expert in a field other than accounting (including casino management) having qualifications agreed to by the Members. Such Arbitrator, if agreed to by the Members, shall meet with the Board within thirty (30) days of such appointment to discuss the disputed decision and a vote of the Board and the Arbitrator shall be held, with a majority of such group authorized to make the decision.

            (ii) If the Members cannot agree on a single Arbitrator within twenty (20) days after an election to submit a Major Decision to arbitration, then Nevada Gold, on the one hand, and TrackPower and Southern Tier, on the other hand, shall each appoint one Arbitrator within ten (10) days following such twenty (20) day period. The two appointed Arbitrators shall within ten (10) days of such referral appoint a third Arbitrator, and if such Arbitrators are not able to agree on such third Arbitrator within such time, then, on five (5) days' Notice in writing to the other Arbitrator, either Arbitrator shall apply to the branch of the American Arbitration Association in New York, New York to designate and appoint such third Arbitrator. The three Arbitrators shall meet with the Board within twenty (20) days after the appointment of the third Arbitrator to discuss the disputed decision and a vote of the Board and the Arbitrators shall be held, with a majority of such group authorized to make the decision.

            (iii) If either Nevada Gold, on the one hand, or TrackPower and Southern Tier, on the other hand, fails timely to appoint an Arbitrator pursuant to Section 4.7(b) (ii), then the single Arbitrator designated by the other shall act as the sole Arbitrator and shall be deemed to be the unanimously approved Arbitrator to resolve such dispute.

            (iv) The fees and expenses of the Arbitrators shall be paid by the Company.

            (v) The Arbitrators shall make their decision based solely on the best interests of the Company. Unless otherwise agreed, all arbitration proceedings shall be conducted in New York, New York, at a law office in New York, New York, designated by the Member invoking arbitration.

ARTICLE 5: PROJECT FINANCING FOR THE GAMING COMPLEXES

5.1 Senior Note Financing. The Members acknowledge that the Company will arrange certain senior note financing for the development of the Vernon Downs Complex and the Tioga Downs Complex, from a lender (the "Lender") in the aggregate amount of approximately $70.0 million (the "Senior Note Financing"). In connection with the Senior Note Financing, Nevada Gold agrees to provide an approximately $5.0 million guarantee to the Lender and, if collateral is required by the Lender with respect to such guarantee, then Nevada Gold agrees to provide cash or a letter of credit to the Lender to the extent required to collateralize such guarantee on the terms set forth below. The Company will endeavor to obtain Senior Note Financing on a non-recourse basis, with payments of interest only at an interest rate of approximately nine percent (9%) per annum and a term of approximately five to seven years, or such other terms as the Board shall approve. If Nevada Gold provides collateral in the form of cash or if cash is drawn from a guaranty or a letter of credit provided as collateral, such amounts shall be treated as loans by Nevada Gold to the Company and evidenced by subordinated notes (the "Subordinated Notes") bearing interest at the rate of one percent (1%) per annum above the interest rate of the Senior Note Financing and maturing thirty (30) days following the maturity date of the Senior Note Financing. The Subordinated Notes will be unsecured obligations of the Company. The Company shall pay all reasonable bank fees incurred by Nevada Gold for any required letter of credit.

The Company shall proceed with the development of the Tioga Downs Complex whether or not the Company acquires the Vernon Downs Complex. If the Company does not acquire the Vernon Downs Complex, then the Initial DIP Financing in the net amount of $1,414,000 contributed by TrackPower and Southern Tier shall be returned to them as and when repaid in accordance with, and subject to the limitations of, Section 7.1(f). Additionally, the Senior Note Financing will decrease from approximately $70 million to approximately $25 million and Nevada Gold's guarantee will decrease from $5.0 million to $2.5 million.

              ARTICLE 6: FAIR MARKET VALUE; INDEPENDENT APPRAISALS

6.1 Fair Market Value.

      (a) The fair market value ("Fair Market Value") of any property shall mean the price at which a willing seller would sell and a willing buyer would buy such property having full knowledge of the relevant facts, in an arm's-length transaction without time constraints, and without being under any compulsion to buy or sell, or, in a transaction between Members, the value otherwise agreed by the selling Member(s) (the "Selling Member") and the purchasing Member(s) (the "Purchasing Member") to be the Fair Market Value.

      (b) The Fair Market Value of any property other than a Membership Interest or the Company shall be determined by an independent appraisal from an independent appraiser selected by the Board.

      (c) The Fair Market Value of the Company or a Membership Interest in the Company shall be determined in accordance with this Section 6.1(c). Membership Interests in the Company shall be valued without regard to classification of ownership, rights to Excess Cash Flow, incidents of ownership such as voting rights, or level of Ownership Percentage in the Company. The Fair Market Value of the Company shall be determined utilizing then current methods for the valuation of gaming companies (and to the extent other businesses represent a material portion of the Company's business, then current methods for the valuation of such businesses shall be used for that portion of the business of the Company) including without limitation EBIDTA multiples, asset valuations or cash flow analyses, when appropriate. The Fair Market Value of all of the Membership Interests shall be equal to the Fair Market Value of the Company, less all liabilities of the Company, including Debt, and Unreturned Capital Contributions. The Fair Market Value of each Member's Membership Interests shall be (i) the Percentage represented by such Member's Membership Interests, multiplied by the Fair Market Value of all of the Membership Interests, plus
(ii) any Unreturned Capital Contributions of such Member. If the Selling Member and the Purchasing Member cannot agree on a Fair Market Value of a Membership Interest, then the Members shall proceed under the terms of Section 6.2 to provide for an independent appraisal process to determine the Fair Market Value.

      (d) Notwithstanding the foregoing, the Members have agreed on the Fair Market Value of the contributions of property contributed to the Company by the Members as set forth in Section 7.1 hereof. In addition, the Members may mutually agree on the Fair Market Value of any property, including a Membership Interest in the Company, by written agreement.

6.2 Independent Appraisals. The Selling Member shall provide a Notice to the Purchasing Members, which notice shall include the name, mailing address and telephone number of an appraiser appointed by it, to determine such fair market value ("First Appraiser"). The Purchasing Members (or the Company if the Company is the purchaser) shall then appoint one appraiser and furnish the name, mailing address and telephone number of the appraiser so appointed to the Selling Member ("Second Appraiser"). If any Member fails to appoint an Appraiser to which it or he is otherwise entitled, the other appointed appraiser shall proceed to determine the Fair Market Value of the Membership Interests or interest therein to be conveyed and such determination shall be binding on the Selling Member and Purchasing Members (or the Company if the Company is the purchaser). If, however, another appraiser is appointed, then the two appraisers shall meet and attempt to reach a determination of the Fair Market Value. If such appraisers select Fair Market Values within five percent (5%) of each other, then the mathematical average of the two (2) appraisals shall constitute the Fair Market Value of the Membership Interests or interest therein. If the Fair Market Value is not determined pursuant to the foregoing provisions of this Section 6.2, the two appraisers shall then select a third appraiser ("Third Appraiser") and the three appraisers shall then make such determination. A decision by any two of the appraisers (or, in instances where no two appraisers can agree, the mathematical average of the two closest appraisals, and the average of the appraisals if no two appraisals are closest) shall be final and conclusive on the Selling Member and Purchasing Members (or the Company if the Company is the purchaser) as to such Fair Market Value. In the event no Third Appraiser can be agreed upon by the two appraisers, or by the Selling Member and Purchasing Members (or the Company if the Company is the purchaser), the third appraiser shall be appointed by the then Senior Federal District Judge for the Southern District of New York, and application to such Court may be made by either Selling Member or Purchasing Members (or the Company if the Company is the purchaser). Each appraiser or appraisal firm appointed pursuant to this Section must be a member of the American Society of Appraisers with an ASA accreditation or must be certified as a Certified Valuation Analyst. The appraisers must establish the Fair Market Value consistent with the intent of the parties as established in Section 6.1 hereof and shall generally appraise based on American Society of Appraisers' standards, utilizing EBIDTA multiples, asset valuations or cash flow analyses, when appropriate, for determination of Fair Market Value. Each Member (and the Company if the Company is the purchaser) shall pay the fees and expenses of its own appraiser and one-half (1/2) of the fees and expenses of any Third Appraiser. Each appraiser appointed shall have been engaged for at least five (5) years prior to the date of his appointment in the business of appraising gaming and entertainment businesses or the applicable business that is being appraised, and shall not otherwise be disqualified from exercising an independent judgment as to the fair market value determination to be made.

                     ARTICLE 7: CAPITAL CONTRIBUTIONS; LOANS

7.1 Initial Capital Contributions.

      (a) In accordance with the terms of the Contribution Agreement, certain Affiliates of TrackPower and Southern Tier have contributed to the Company all of their right, title and interest in and to the Tioga Downs Contributed Assets. The Members agree that the Fair Market Value of the Tioga Downs Contributed Assets is $10,221,408, including $5,221,408 in cash, and $5,000,000 in increased value. As a result of such contribution, TrackPower and Southern Tier have each been credited with a capital account equal to $5,110,704. For purposes of determining the pro-rata capital contributions required of each Member from and after the date hereof, the $5,000,000 in increased value will not be taken into account in determining TrackPower's and Southern Tier's capital contributions. Certain Affiliates of TrackPower and Southern Tier have also contributed to the Company all of their right, title and interest in and to the Vernon Downs Contributed Assets. The Members agree that the Fair Market Value of the Vernon Downs Contributed Assets is $1,745,360. As a result of such contribution, $872,680 shall be credited to each of TrackPower's and Southern Tier's Capital Account, resulting in a total Capital Account of $5,983,384 for each of TrackPower and Southern Tier.

      (b) In accordance with the terms of the Contribution Agreement, an Affiliate of Nevada Gold has contributed to the Company all of its right, title and interest in and to the TDR Loan ($1,001,550 in principal outstanding). In addition, an Affiliate of Nevada Gold made the Scott/Vestin Settlement Payment ($526,550) on behalf of the Company. As a result of the contribution of the TDR Loan and the Scott/Vestin Settlement Payment, Nevada Gold has been credited with a Capital Account equal to $1,528,100 and the TDR Loan shall be converted from debt to equity.

      (c) The equity financing necessary to complete the development of the Tioga Downs Complex will be approximately $10,000,000. The equity financing necessary to complete the development of the Vernon Downs Complex will be approximately $10,000,000. These amounts ($20,000,000) are inclusive of the capital contributions made pursuant to Section 7.1(a) (with the exception of the $5,000,000 in increased value) and Section 7.1(b), which total $8,494,868. If the Company is not successful in acquiring the Vernon Downs Complex, then the Members shall not be required to contribute any remaining amount of the $10,000,000 equity financing for the Vernon Downs Complex.

      (d) Nevada Gold agrees to make the next $5,438,668 in capital contributions to the Company, as and when required for items set forth in the Cost Budget for the Tioga Downs Complex and the Cost Budget for the Vernon Downs Complex, in order to equalize the capital contributions of the Members in accordance with their Percentages as follows:

            (i) Nevada Gold: $6,966,768

            (ii) TrackPower: $3,483,384

            (iii) Southern Tier: $3,483,384

      (e) Once Nevada Gold has made the contributions described in Section 7.1(d), each Member agrees to contribute to the capital of the Company, as follows:

            (i) Nevada Gold will contribute $3,033,232, as and when required for items set forth in the Cost Budgets for the Tioga Downs Complex and the Vernon Downs Complex, on a pari passu basis with TrackPower and Southern Tier.

            (ii) TrackPower will contribute $1,516,616, as and when required by the Company for items set forth in the Cost Budgets for the Tioga Downs Complex and the Vernon Downs Complex, on a pari passu basis with Southern Tier and Nevada Gold.

            (iii) Southern Tier will contribute $1,516,616, as and when required by the Company for items set forth in the Cost Budgets for the Tioga Downs Complex and the Vernon Downs Complex, on a pari passu basis with TrackPower and Nevada Gold.

      (f) If the Company is not successful in acquiring the Vernon Downs Complex, then the Company shall return to TrackPower and Southern Tier the interest in the Initial DIP Financing (in the net amount of $1,414,000) that each of them contributed, and their Capital Contributions and Capital Accounts shall be adjusted accordingly; provided, that no distribution (or portion thereof) will be made to the extent such distribution (or portion thereof) would cause the Capital Contributions (as adjusted for such distribution and not including the increased value for the Tioga Downs Complex described in Section 7.1(a)) of either TrackPower and Southern Tier to be less than 25% of the aggregate Capital Contributions (as adjusted for such distribution and not including the increased value for the Tioga Downs Complex described in Section 7.1(a)) made by all Members at the time of such distribution.

      (g) Aggregate Capital  Contributions  made by the Members pursuant to this
Section 7.1 shall not exceed (i) $10 million in the aggregate for the Tioga Downs Complex or (ii) $10 million in the aggregate for the Vernon Downs Complex, except as provided in Section 7.2.

      (h) The Company shall have three wholly owned subsidiaries, Tioga Downs Racetrack, LLC, Vernon Downs Acquisition, LLC and Tioga Management Co., Inc. The capital contributions described in Section 7.1(a) represent existing equity in Tioga Downs Racetrack, LLC and Vernon Downs Acquisition, LLC. Unless otherwise agreed by the Board, the capital contributions described in Section 7.1 (b) through (f) shall be loaned or contributed as equity to either Tioga Downs Racetrack, LLC or Vernon Downs Acquisition, LLC, as appropriate.

7.2   Additional   Capital    Contributions;    Advances   from   Nevada   Gold.

      (a) In the event the Company requires financing to fund Cost Budget overruns for the Tioga Downs Complex and/or the Vernon Downs Complex or operating deficits of the Company after all initial Capital Contributions of the Members as set forth in Section 7.1 above have been made, then, the Board may elect to require (i) additional Capital Contributions by the Members or (ii) in the case of Cost Budget overruns, advances from Nevada Gold, but only on the terms and conditions set forth in Section 7.2(b).

      (b) If the Lender has not required a guaranty of $5,000,000 ($2,500,000 in the event the Vernon Downs Complex is not acquired), or if the Lender has required such guaranty but permits all or a portion of it to be used to fund Cost Budget overruns for the Tioga Downs Complex and/or the Vernon Downs Complex, then Nevada Gold shall provide financing to the Company, up to the amount of $5,000,000 (or $2,500,000 in the event the Vernon Downs Complex is not acquired) to fund Cost Budget overruns for the Tioga Downs Complex and/or the Vernon Downs Complex. Any and all such advances shall be treated as unsecured loans by Nevada Gold to the Company and evidenced by subordinated notes bearing interest at the rate of one percent (1%) per annum above the interest rate of the Senior Note Financing and maturing thirty (30) days following the maturity date of the Senior Note Financing.

      (c) If financing from Nevada Gold is not required under Section 7.2(b), and the Board elects to require additional Capital Contributions by the Members, the Board shall give written notice of such Cost Budget overruns or operating deficits to all of the Members, which notice shall summarize, with reasonable particularity, the specific Cost Budget overruns or operating deficits, as the case may be, the Company's actual and projected cash obligations, cash on hand, and the projected sources and amounts of future cash flow and which notice shall also specify a contribution date ("Contribution Date") ( which shall not be less than thirty (30) days following the effective date of such notice) upon which each Member shall have the obligation to contribute to the capital of the Company, in cash, such Member's Percentage (as of the Contribution Date) of such operating deficits ("Cash Deficit Contribution"). If any Member (the "Non-Contributing Member") fails to contribute all or any portion of the Cash Deficit Contribution or any other amount required to be made by such Member pursuant to Section 7.1 ("Delinquent Contribution"), and provided that one or more of the other Members (collectively, the "Contributing Members") have contributed (in the proportion of their ownership Percentages unless otherwise agreed) to the capital of the Company all of the Cash Deficit Contribution or any other amount required to be made by the Non-Contributing Member pursuant to
Section 7.1 within thirty (30) days following the Contribution Date, then in such event there shall be a dilution penalty of 150% of every dollar not contributed by the Non-Contributing Member. The Members agree that if either (but not both) Southern Tier or TrackPower is the Non-Contributing Member, then the other shall have the first right but not the obligation to contribute 100% of the Cash Deficit Contribution or other amount required by Section 7.1 of such Non-Contributing Member, such election to be exercised within five (5) days following the Contribution Date. The dilution penalty shall be determined as follows: the Percentage of the Contributing Members will be increased by an amount which is arrived at by multiplying 150% times a fraction, the numerator of which is the amount contributed by the Contributing Members on behalf of the Non-Contributing Member, and the denominator of which is the aggregate Capital Contributions of all of the Members after the making of the additional Capital Contribution by the Contributing Members. The Percentage of the Non-Contributing Member will be decreased by the same amount. For example, if (i) $1,000,000 in Cash Deficit Contributions are required, (ii) Nevada Gold contributes 100% of such amount, and (iii) the aggregate Capital Contributions of all of the Members after the making of the $1,000,000 Cash Deficit Contribution is $19,000,000, then Nevada Gold's Percentage shall be increased by 3.95%, calculated as follows:

      150% X $500,000/$19,000,000 = 3.95%

Trackpower's Percentage shall be decreased by 1.975% and Southern Tier's Percentage shall be decreased by 1.975%.

For purposes of this Section, the aggregate amount of Capital Contributions made by the Members shall not include the amount of $5,000,000 associated with the Tioga Downs Contributed Amount (representing the incremental increase in value), which was credited one-half to TrackPower and one-half to Southern Tier.

      (d) If, as a result of the dilution penalty, a Member's (the "Diluted Member") ownership Percentage falls to or below 50% of its initial Percentage set forth in Section 3.1, then the other Members (in the proportion of their respective Percentages unless otherwise agreed) shall have the right by notice ("Purchase Notice") to purchase all of the remaining Membership Interests of the Diluted Member at a purchase price equal to 85% of the Fair Market Value of the remaining Membership Interests of the Diluted Member. The Purchase Notice may designate any date, beginning ninety (90) days before the date of such Notice, and ending on the date of such Notice, as to the effective date on which Fair Market Value of the Membership Interests being purchased shall be determined. Upon giving of the Purchase Notice, the Fair Market Value of the Membership Interests shall be determined pursuant to Article 6. The purchase price shall be payable 50% in cash due sixty (60) days from the date upon which Fair Market Value is determined pursuant to Article 6 (the "Valuation Date"), with the balance payable in 4 equal annual payments, plus interest, with the first installment due one year following the Valuation Date. The outstanding balance shall accrue interest at the interbank borrowing rate that banks charge each other for overnight loans (the "fed funds rate").

      (e) If, as a result of this Section 7.2 or any other provisions of this Agreement, a Member's Percentage increases to 60% or greater, then the Board of Directors shall be increased to five members and such Member shall have the right to elect three directors to the Board, and each of the other two Members shall have the right to elect one director (or if there is only one other Member, the Member holding a 60% or greater Percentage shall have the right to elect three directors to the Board and the other Member shall have the right to elect two directors).

7.3 No Withdrawal. Except as specifically provided in this Agreement, no Member will be entitled to withdraw all or any part of such Member's capital from the Company or, when such withdrawal of capital is permitted, to demand a distribution of property other than cash.

7.4 No Interest on Capital. No Member will be entitled to receive interest on such Member's Capital Contribution or Capital Account.

7.5 Loans by Members. Any advances by a Member to the Company shall constitute a loan from the Member to the Company ("Member Loan"), and shall bear interest at an interest rate agreed to by the Board, and shall not be deemed to be a Capital Contribution. A loan account shall be established and maintained for the Member making a loan separate from such Member's Capital Account. Loans made by a Member to the Company will be credited to the Member's loan account. A credit balance in any Member's loan account shall constitute a liability of the Company to such Member, and all such advances and accrued interest shall be repaid prior to any distributions to the Members unless otherwise provided by the terms of the loan.

7.6 Capital  Accounts.  A Capital  Account will be  maintained  for each Member.

      (a) Each Member's Capital Account will be credited with (i) the Member's Capital Contributions (net of liabilities secured by any property contributed that the Company takes subject to or assumes), (ii) the Member's allocable share of Profits and (iii) all other items properly credited to the Member's Capital Account.

      (b) Each Member's Capital Account will be charged with (i) the amount of cash distributed to the Member by the Company, (ii) the Fair Market Value of property distributed to the Member by the Company (net of liabilities secured by such property that the Member takes subject to or assumes), (iii) the Member's allocable share of Losses and (iv) all other items properly charged to the Member's Capital Account.

      (c) Upon the distribution of property in kind, all of the property of the Company, including the property to be distributed, will be revalued and any unrealized appreciation or depreciation with respect to any asset shall be allocated among the Members in accordance with the provisions of Article 8 as though such assets had been sold for their Fair Market Value on the date of Distribution. The Members' Capital Accounts will be adjusted to reflect both the deemed realization of such appreciation or depreciation and the Distribution of such property in accordance with Regulations ss. 1.704-1(b)(2)(iv)(e), (f).

      (d) The Capital  Account of each Member shall be determined and maintained
in  accordance  with  Code  Section  704(b)  and  the  regulations   promulgated
thereunder.

7.7 Transfer. If all or any part of any Membership Interest is transferred in accordance with this Agreement, the Capital Account and Membership Interest of the Transferor (including a pro-rata share of Capital Contributions) that is attributable to the transferred Membership Interest will carry over to the Transferee, unless otherwise provided by the express terms of this Agreement.

7.8 Liability to Company. Each Member is liable to the Company for any Capital Contribution or Distribution that has been wrongfully or erroneously returned or paid to such Member in violation of the Act, the Articles or this Agreement.

                   ARTICLE 8: ALLOCATION OF PROFITS AND LOSSES

8.1 Profits and Losses.

      (a) Allocation of Losses other than from Capital Transactions.

      All Losses, other than Losses arising from Capital Transactions, shall be allocated to the Members in proportion to their respective Percentages.

      (b) Allocation of Profits other than from Capital Transactions.

      All Profits, other than Profits from Capital Transactions, shall be allocated in accordance with the following order and priority:

            (i) first, to those Members who were allocated Losses (or portions thereof) under Section 8.1(a) in proportion to such Losses until the cumulative Profits allocated pursuant to this Section 8.1(b) to such Members are equal to the total of such Losses allocated to such Members for all prior periods; and

            (ii) second, to the Members in proportion to their respective Percentages.

      (c) Allocation of Losses from Capital Transactions.

      All Losses arising from Capital Transactions shall be allocated among the Members in accordance with their respective Percentages.

      (d) Allocation of Profits from Capital Transactions

      All Profits shall be allocated in accordance with the following order and priority:

            (i) first, to those Members who were allocated Losses (or portions thereof) under Section 8.1(c) in proportion to such Losses until the cumulative Profits allocated pursuant to this Section 8.1(d) to such Members are equal to the total of such Losses allocated to such Members for all prior periods; and

            (ii) second, to the Members in accordance with their respective Percentages.

      (e) Special Allocation of Profits and Losses from Initial DIP Financing.

      If Section 7.1(f) applies such that the interest and fees in the Initial DIP Financing is returned to TrackPower and Southern Tier, then all Profits and Losses with respect to the Initial DIP Financing shall be allocated to TrackPower and Southern Tier pro rata.

8.2 Regulatory Allocations.

      (a) Notwithstanding any of the foregoing provisions of Section 8.1 to the contrary:

            (i) If during any fiscal year of the Company there is a net increase in Minimum Gain attributable to a Member Nonrecourse Debt that gives rise to Member Nonrecourse Deductions, each Member bearing the economic risk of loss for such Member Nonrecourse Debt shall be allocated items of Company deductions and losses for such year equal to such Member's share of Member Nonrecourse Deductions, as determined in accordance with applicable Treasury regulations.

            (ii) If for any fiscal year of the Company there is a net decrease in Minimum Gain attributable to Company Nonrecourse Liabilities, each Member shall be allocated items of Company income and gain for such year equal to such Member's share of such net decrease, as determined in accordance with applicable Regulations.

            (iii) If for any fiscal year of the Company there is a net decrease in Minimum Gain attributable to a Member Nonrecourse Debt, each Member bearing the economic risk of loss for such Member Nonrecourse Debt shall be allocated items of Company income and gain for such year equal to such Member's share of such net decrease, as determined in accordance with applicable Regulations.

      (b) The Losses allocated pursuant to this Article 8 shall not exceed the maximum amount of Losses that can be allocated to a Member without causing or increasing a deficit balance in the Member's Adjusted Capital Account. All Losses in excess of the limitations set forth in this Section 8.2(b) shall be allocated to Members with positive Adjusted Capital Account balances remaining at such time in proportion to such balances.

      (c) In the event that a Member unexpectedly receives any adjustment, allocation or distribution described in Treasury regulations section 1.704-1(b)(2)(ii)(d)(4)-(6) that causes or increases a deficit balance in such Member's Adjusted Capital Account, items of Company income and gain shall be allocated to that Member in an amount and manner sufficient to eliminate the deficit balance as quickly as possible.

      (d) The allocations set forth in subsections (b), (c), and (d) (collectively, the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations that are made be offset either with other Regulatory Allocations or with special allocations pursuant to this Section 8.1(d). Therefore, notwithstanding any other provisions of this
Article 8 (other than the Regulatory Allocations), the Board shall make such offsetting special allocations in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Adjusted Capital Account balance is, to the extent possible, equal to the Adjusted Capital
Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to the remaining sections of this Article 8.

      (e) In accordance with Section 704(c) of the Internal Revenue Code and the Treasury regulations thereunder, income and deductions with respect to any property contributed to or revalued by the Company shall, solely for federal income tax purposes, be allocated among the Members in a manner to take into account any variation between the adjusted tax basis of such property to the Company and its fair market value at the time of contribution or revaluation. In making such allocations, the Board shall use the remedial allocation method unless the Members agree to the contrary.

      (f) Except as otherwise provided in Section 8.2, if a Membership Interest is transferred during any Fiscal Year (whether by Transfer or liquidation of a Membership Interest, or otherwise), the books of the Company will be closed as of the effective date of Transfer. The Profits or Losses attributed to the period from the first day of such Fiscal Year through the effective date of Transfer will be allocated to the Transferor, and the Profits or Losses attributed to the period commencing on the effective date of Transfer will be allocated to the Transferee. In lieu of an interim closing of the books of the Company and with the agreement of the Transferor and Transferee, the Company may agree to allocate Profits and Losses for such Fiscal Year between the Transferor and Transferee based on a daily proration of items for such Fiscal Year or any other reasonable method of allocation (including an allocation of extraordinary Company items, as determined by the Company, based on when such items are recognized for federal income tax purposes).

8.3 Tax Credits. Any tax credit, and any tax credit recapture, will be allocated to the Members in the same ratio that the federal income tax basis of the asset (to which such tax credit relates) is allocated to the Members under the Section 46 Regulations, and if no basis is allocated, in the same manner as Profits are allocated to the Members under Section 8.1.

                            ARTICLE 9: DISTRIBUTIONS

9.1 Distributions. Unless the Members unanimously agree otherwise, the Company will make distributions to its Members of 100% of Excess Cash Flow (as defined below) no later than forty five (45) days after the end of each fiscal quarter in the following order of priority:

      (a) First, the Company will make distributions to TrackPower and Southern Tier, on a 50/50 basis, until each has received the cumulative amount of $2,500,000 (the cumulative amount of which represents the $5,000,000 in increased value of the Tioga Downs Contributed Assets).

      (b)  Second,  the  Company  will  make  distributions  to the  Members  in
proportion  to  their  Capital   Contributions   until  the  Unreturned  Capital
Contributions of all of the Members equal zero.

      (c) Third, the Company will distribute the remaining Excess Cash Flow, other than distributions of Net Sales Cash, to the Members in proportion to their respective Percentages.

      (d) Fourth, the Company will make distributions of Net Sales Cash to the Members in accordance with their respective Percentages.

      (e) Distributions made pursuant to the Dissolution and Liquidation of the Company will be made pursuant to Article 13.

Notwithstanding the foregoing, the distributions to Members (other than tax distributions under Section 9.5) shall not be made until all Member Loans (including the Subordinated Notes and any loans under Section 7.2(b)) have been fully repaid, and distributions, including tax distributions under Section 9.5, shall not be in excess of that entitled to be made pursuant to any indenture or credit facility entered into by the Company. As used herein, "Excess Cash Flow" means EBIDTA less:

            (i) management fees (to the extent not taken into account in the calculation of EBIDTA),

            (ii) capital expenditures approved by the Board and actually paid,

            (iii) interest,

            (iv) tax distributions made pursuant to Section 9.5 actually paid to Members within forty five (45) days after the end of each fiscal quarter,

            (v) scheduled principal payments on debt of the Company, and

            (vi) Reserves.

9.2 Other Distributions. Unless the Members otherwise unanimously agree, the Members intend that all Distributions, except for Distributions under Section 9.5, will be made to the Members in accordance with Section 9.1. In the event any Distribution is made otherwise than in accordance with Sections 9.1 or 9.5, without the unanimous consent of the Members, any excess Distribution to a Member will be treated as an advance or loan made by the Company to such Member, payable to the Company with interest payable at the Interest Rate and on demand.

9.3 Payment. Any Distribution will be made to a Member only if such Person owns a Membership Interest on the date of Distribution, as reflected on the books of the Company.

9.4 Withholding. If required by the Code or by state or local law, the Company will withhold any required amount from Distributions to a Member for payment to the appropriate taxing authority. Any amount so withheld from a Member will be treated as a Distribution by the Company to such Person. Each Member agrees to timely file any agreement that is required by any taxing authority in order to avoid any withholding obligation that would otherwise be imposed on the Company.

9.5 Tax Distributions. Unless the Members unanimously agree otherwise, the Company will make distributions to its Members no later than forty five (45) days after the end of each fiscal quarter of an amount equal to 40% of the Profits of the Company allocated to each Member. Any payments made under this
Section 9.5 to a Member shall be deemed to be a draw against such Member's share of future distributions under Section 9.1, so that such Member's share of such future distributions shall be reduced by the amounts previously drawn under this
Section 9.5 until the aggregate reductions in such distributions equal the aggregate draws made under this Section 9.5.

           ARTICLE 10: REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

10.1 Representations and Warranties of Members. As used in this Article 10, the term "Agreement" includes this Agreement and the Management Agreement. Each of the Members represents and warrants (which representations and warranties shall survive the execution hereof) to the Company and each of the other Members that, as of the signing of this Agreement:

      (a) (i) Such Member is duly organized, validly existing and in good standing under the laws of the jurisdiction where it purports to be organized, and is a United States Person;

      (ii) Such Member has full power and authority to enter into and perform this Agreement;

      (iii) All actions necessary to authorize the signing and delivery of this Agreement and the performance of the respective obligations of the Member to this Agreement, have been duly taken;

      (iv) This Agreement has been duly signed and delivered by a duly authorized officer or other representative of each of the Members that are signatories thereto, and each such agreement constitutes the legal, valid and binding obligation of each such Member enforceable in accordance with its respective terms (except as such enforceability may be affected by applicable bankruptcy, insolvency or other similar laws effecting creditors' rights generally, and except that the availability of equitable remedies is subject to judicial discretion);

      (v) No consent or approval of any other Person is required in connection with the signing, delivery and performance of this Agreement by the Members;

      (vi) The signing, delivery and performance of this Agreement do not violate the organizational documents of such Member, or any material agreement to which such Member is a party or by which such Member is bound;

      (vii) It is not in violation or default under any agreement with any Person, or under any law, judgment, order, decree, license, permit, approval, rule, or regulation of any court, arbitrator, administrative agency, or other governmental authority to which it may be subject which could reasonably be anticipated to have a material adverse impact on the Company, and hereafter shall take no action which shall be in violation or cause a default under any agreement with any Person, or under any law, judgment, order, decree, license, permit, approval, rule, or regulation of any court, arbitrator, administrative agency, or other governmental authority to which it may be subject which could reasonably be anticipated to have a material adverse impact on the Company;

      (b) with  respect to its  investment  in the  Company  and the  Membership
Interests:

      (i) it acknowledges that the Membership Interests are being offered and sold without registration under The Securities Act of 1933, as amended, or under similar provisions of state law;

      (ii) it has knowledge and experience in financial and business matters in general, and in investment of this type;

      (iii) it is capable of evaluating the merits and risks of such investment;

      (iv) it has either secured independent tax advice with respect to such investment, upon which it is solely relying, or it is sufficiently familiar with the income taxation of partnerships that it has deemed such independent advice unnecessary;

      (v) it has received or has access to all material information and documents with respect to such investment and has had an opportunity to ask questions and receive answers thereto and to verify and clarify and information available;

      (vi) notwithstanding any financial projections which may have been prepared by any other Person, it has relied solely upon its independent investigation, and not on any financial projections, statements, actions or representations of the other Members or any Affiliate of the other Members, in making the decision to acquire such investment;

      (vii) it  understands  that no Federal or State  agency  has  reviewed  or passed upon the adequacy or accuracy of the information set forth in the documents submitted to it or made any finding or determination as to the fairness for investment, or any recommendation or endorsement of such investment;

      (viii) it understands that there are restrictions on the transferability of its Membership Interests;

      (ix) it understands that there will be no public market for its Membership
Interests,  and,  accordingly,   it  may  not  be  possible  to  liquidate  such
investment;

      (x) it understands that any anticipated Federal or state income tax benefits applicable to its Membership Interests may be lost through changes in, or adverse interpretations of, existing laws and regulations;

      (xi) it has entered into this Agreement freely and voluntarily, without coercion, duress, distress, or undue influence by any other Persons or their respective shareholders, members, directors, officers, partners, agents or employees; and

      (xii) it understands that this Agreement may affect legal rights and it has received legal advice from counsel of its choice in connection with the negotiation and execution of this Agreement and is satisfied with its legal counsel and the advice received from it.

      (c) each of the following is true and correct:

      (i) none of it or any of its Affiliates is a party to any other agreement or other arrangement which would interfere with the development or operation of the Gaming Complexes;

      (ii) performance of this Agreement will not violate any other material agreement or other arrangement to which it or its Affiliates is a party;

      (iii) it and its Affiliates have not received notice of any claim which would interfere with its or their performance of this Agreement;

      (iv) none of it or its Affiliates has incurred any material liabilities or obligations on behalf of the Company or has knowledge of any liabilities or obligations of the Company, the Tioga Downs Complex or the Vernon Downs Complex other than those described on Exhibit "B" to the Contribution Agreement and agrees hereafter that it or they, as the case may be, will not, nor cause any of its Affiliates, to incur any liability or obligation on behalf of the Company, except as otherwise expressly provided herein;

      (v) it knows of no actions or lawsuits, pending, planned or threatened, by or against it, the Company, or its Affiliates, which could create an obligation or liability for the Company or any of the other Members other than those described in Exhibit "B" to the Contribution Agreement; and

      (vi) none of such Member, its Affiliates or any officers or directors of any of them has been determined by any gambling commission or authority to be unsuitable, has been convicted of a crime (other than traffic offenses), and had any application for any gambling license or permit rejected, or has had any gambling licenses or permit, once having been issued, rescinded, suspended, revoked or not renewed or reinstated, and no Member has knowledge that its affiliation with any other Member will threaten any gambling license, permit, entitlement or approval in any jurisdiction of any other Member or Affiliate of a Member.

      (d) the execution, delivery and performance of this Agreement will not:

      (i) violate any law, judgment, order, decree, license, permit, approval, rule or regulation of any court, arbitrator, administrative agency, or other governmental authority to which it may be subject;

      (ii) result in a breach or default under any contract or other binding commitment or any provision of the charter or by-laws or partnership agreement or other organizational documents, as the case may be, of any such entity; or

      (iii)  require  any  consent,   or  approval  or  vote  of  any  court  or
governmental authority or of any Person that, as of the date hereof, has not been given or taken ,and does not remain effective.

      (e) (i) TrackPower shall and does hereby indemnify, defend and hold harmless the Company and the Indemnified Persons of Nevada Gold and Southern Tier, and each of them separately, from and against all loss, cost, or damage whatsoever (including reasonable attorneys fees) resulting from any act, claim or omission of or by TrackPower or any Affiliates of TrackPower's prior to the date hereof.

      (ii) Southern Tier shall and does hereby indemnify, defend and hold harmless the Company and the Indemnified Persons of Nevada Gold and TrackPower, and each of them separately, from and against all loss, cost, or damage whatsoever (including reasonable attorneys fees) resulting from any act, claim or omission of or by Southern Tier or any Affiliates of Southern Tier prior to the date hereof.

      (iii) Nevada Gold shall and does hereby indemnify, defend and hold harmless the Company and the Indemnified Persons of TrackPower and Southern Tier, and each of them separately, from and against all loss, cost, or damage whatsoever (including reasonable attorneys fees) resulting from any act, claim or omission of or by Nevada Gold or any Affiliates of Nevada Gold's prior to the date hereof.

      (iv) Each Member shall and does hereby indemnify, defend and hold harmless the Company and each other Member from and against any loss, cost, or damage whatsoever (including reasonable attorneys fees) resulting from any breach by any of them of the representations and warranties under Section 10.1 hereof, or any losses or expenses as a result of or in connection with any breach of this Agreement.

10.2 Indemnification.

      (a) To the fullest extent permitted by applicable laws, regulations, rules or orders, each Member and its Indemnified Persons shall not be liable, responsible or accountable in damages or otherwise to the Company, or to any of the Members, for any act or omission performed or omitted by them in good faith on behalf of the Company and in a manner reasonably believed by them to be within the scope of their authority and in the best interests of the Company; provided, however, that this exculpation shall not apply to acts or omissions which are determined, by final decision of a court of competent jurisdiction, to constitute either fraud, bad faith, breach of this Agreement, gross negligence, or criminal conduct.

      (b) To the fullest extent permitted by law, the Company shall indemnify, defend and hold harmless each Member and its Indemnified Persons from and against any and all loss, cost, damage, expense or liability (other than a loss of any equity contributions, loan or other investment in the Company), which relate to or arise out of the Company, the Gaming Complexes, the Company's business and affairs, regardless of whether the Members continue to be Members, an Affiliate of a Member, or an agent, officer, member, director, stockholder or employee of such Member or such Affiliate at the time any such liability or expense is paid or incurred, if such Member's or its Indemnified Persons' conduct did not constitute fraud, bad faith, breach of this Agreement, gross negligence or criminal conduct. With respect to the expenses actually and reasonably incurred by a Member or Indemnified Person who is a party to a Proceeding, the Company shall provide funds to such Member or Indemnified Person for its documented costs of defense in advance of the final disposition of the Proceeding if the Member or Indemnified Person furnishes the Company with such Person's written affirmation of a good-faith belief that such Person has met the standard of conduct described herein, and such Person agrees in writing to repay the advance if it is subsequently determined that such Person has not met such standard of conduct.

      (c) To the extent that, at law or in equity, a Member or its Indemnified Persons have duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Members, each Member and its Indemnified Persons acting under this Agreement or otherwise shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Section 10.2, to the extent that they expand or restrict the duties and liabilities of a Member or its Indemnified Persons otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Member and its Indemnified Person.

      (d) (i) (A) Promptly after the assertion of any claim by a third party which may give rise to a claim for indemnification from an Indemnifying Member under this Agreement, an Indemnified Person shall notify the Indemnifying Member in writing of such claim and advise the Indemnifying Member whether the Indemnified Person intends to contest such claim.

                  (B) The Indemnified Person shall permit the Indemnifying Member to contest and defend against such claim, at the Indemnifying Member's expense, if the Indemnifying Member has confirmed to the Indemnified Person in writing that it agrees that the Indemnified Person is entitled to indemnification hereunder in respect of such claim, unless the Indemnified Person can establish, by reasonable evidence, that the conduct of its defense by the Indemnifying Member could be reasonably likely to prejudice such Indemnified Person due to the nature of the claims presented or by virtue of a conflict between the interests of such Indemnified Persona and such Indemnifying Member and another Indemnified Person whose defense has been assumed by the Indemnifying Member. Notwithstanding a determination by the Indemnifying Member to contest such claim, the Indemnified Persons shall have the right to be represented by its own counsel and accountants at its own expense. In any case, the Indemnified Person shall make available to the Indemnifying Member and its attorneys and accountants, at all reasonable times during normal business hours, all books, records, and other documents in its possession relating to such claim. The party contesting any such claim shall be furnished all reasonable assistance in connection therewith by the other party (with reimbursement of reasonable expenses by the Indemnifying Member). If the Indemnifying Member fails to undertake the defense of or to settle or pay any such third-party claim within fifteen (15) days after the Indemnified Person has given Notice to the Indemnifying Member advising the Indemnifying Member of such claim, or if the Indemnifying Member, after having given Notice to the Indemnified Person that it intends to undertake the defense, fails forthwith to defend, settle or pay such claim, then the Indemnified Person may take any and all necessary action to dispose of such claim including, without limitation, the settlement or full payment thereof upon such terms as it shall deem appropriate, in its sole discretion.

                  (C) The Indemnifying Member shall not consent to the terms of any compromise or settlement of any third-party claim defended by the Indemnifying Member in accordance herewith (other than terms related solely to the payment of money damages and only after the Indemnifying Member has furnished the Indemnified Person with such evidence as the Indemnified Person may reasonably request of the Indemnifying Member's capacity and capability (financial and otherwise) to pay promptly the amount of such money damages at such times as provided in the compromise or settlement) without the prior written consent of the Indemnified Person if as a result of such compromise or settlement such Indemnified Person could be adversely affected.

                  (D) Any claim for indemnification under this Agreement which does not result from the assertion of a claim by a third party shall be asserted by written notice given by the Indemnified Person to the Indemnifying Member. Such Indemnifying Member shall have a period of thirty (30) days within which to respond thereto. If such Indemnifying Member does not respond within such thirty
(30) day period, such Indemnifying Member shall be deemed to have accepted responsibility to make payment, and shall have no further right to contest the validity of such claim. If the Indemnifying Member does respond within such thirty (30) day period and rejects such claim in whole or in part, such Indemnified Person shall be free to pursue such remedies as may be available to such party under applicable laws, regulations, rules or orders.

      (ii) Mitigation

      Each Indemnifying Member and Indemnified Person shall use reasonable efforts and shall consult and cooperate with each other with a view towards mitigating claims, losses, liabilities, damages, deficiencies, costs and expenses that may give rise to claims for indemnification.

      (iii) Payment

      Each Indemnifying Member agrees to pay any amounts due hereunder (A) within ten (10) days of written notice in respect of its indemnity obligations which it has accepted or which it has been deemed to accept; (B) within five (5) days of any final adjudication by a court of competent jurisdiction of any indemnity obligations as to which it has not so accepted; and (C) as reasonable attorneys' fees and other costs of defense are incurred and invoiced.

10.3 Insurance. The indemnification provisions of this Article do not limit a Member's or Indemnified Person's right to recover under any insurance policy or other financial arrangement by the Company (including any self-insurance, trust fund, letter of credit, guaranty or surety). If, with respect to any liability, any Member or Indemnified Person receives an insurance or other indemnification payment which, together with any indemnification payment made by the Company, exceeds the amount of such liability, then such Member or Indemnified Person will immediately repay such excess to the Company.

                      ARTICLE 11: ACCOUNTING AND REPORTING

11.1 Fiscal Year. For income tax and accounting purposes, the Fiscal Year of the Company shall end on the last Sunday in April or as otherwise determined by the Board.

11.2 Accounting Method. For accounting purposes, the Company will use United States generally accepted accounting principles as in effect from time to time, applied on a consistent basis using the accrual method of accounting ("GAAP") and all financial statements will be prepared in accordance with GAAP.

11.3 Tax Elections. The Company will have the authority to make such tax elections, and to revoke any such election, as the tax matters partner may from time to time determine. No Director or Member shall have the right to file an election to treat the Company as an association taxable as a corporation for federal income tax purposes.

11.4 Returns. The Company will cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code, as well as all other tax returns required in each jurisdiction in which the Company does business.

11.5 Reports. The Company will furnish a Profit or Loss statement and a balance sheet to each Member within a reasonable time after the end of each fiscal quarter. The Company books will be closed at the end of each Fiscal Year and audited financial statements prepared showing the financial condition of the Company and its Profits or Losses from operations. Copies of these statements will be given to each Member. In addition, as soon as is practicable after the close of each Fiscal Year (and in any event within 90 days following the end of each Fiscal Year), the Company will provide each Member with all necessary tax reporting information.

11.6 Books and Records. Full and accurate books of the Company shall be maintained by the Company, at the Company's principal place of business, showing all receipts and expenditures, assets and liabilities, Profits and Losses and all other records necessary for recording the Company's business and affairs. The books and records of the Company will be available for inspection and examination at reasonable times by all Members or their duly authorized representatives who have executed confidentiality agreements.

11.7 Banking. The Company may establish one or more bank or financial accounts and safe deposit boxes. The Company may authorize one or more individuals to sign checks on and withdraw funds from such bank or financial accounts and to have access to such safe deposit boxes, and may place such limitations and restrictions on such authority as the Company deems advisable.

11.8 Tax Matters Partner. Until further action by the Company, Nevada Gold is designated as the tax matters partner under Section 6231(a)(7) of the Code. The tax matters partner will be responsible for notifying all Members of ongoing proceedings, both administrative and judicial, and will represent the Company throughout any such proceeding. The Members will furnish the tax matters partner with such information as it may reasonably request to provide the Internal
Revenue Service with sufficient information to allow proper notice to the Members. If an administrative proceeding with respect to a partnership item under the Code has begun, and the tax matters partner so requests, each Member will notify the tax matters partner of its treatment of any partnership item on its federal income tax return, if any, which is inconsistent with the treatment of that item on the partnership return for the Company. Any settlement agreement with the Internal Revenue Service will be binding upon the Members only as provided in the Code. The tax matters partner will not bind any other Member to any extension of the statute of limitations or to a settlement agreement without such Member's written consent. Any Member who enters into a settlement agreement with respect to any partnership item will notify the other Members of such settlement agreement and its terms within 30 days from the date of settlement If the tax matters partner does not file a petition for readjustment of the partnership items in the Tax Court, Federal District Court or Claims Court
within the 90-day period following a notice of a final partnership administrative adjustment, any notice partner or 5-percent group (as such terms are defined in the Code) may institute such action within the following 60 days. The tax matters partner will timely notify the other Members in writing of its decision. Any notice partner or 5-percent group will notify any other Member of its filing of any petition for readjustment.

11.9 No Partnership. The classification of the Company as a partnership will apply only for federal (and, as appropriate, state and local) income tax purposes. This characterization, solely, for tax purposes, does not create or imply a general partnership between the Members for state law or any other purpose. Instead, the Members acknowledge the status of the Company as a limited liability company formed under the Act.

                     ARTICLE 12: DISSOLUTION OF THE COMPANY

12.1 Dissolution. Dissolution of the Company will occur only upon the happening of any of the following events:

      (a) The occurrence of any act or omission by a Member which results in the dissolution of the Company by operation of law under the provisions of the Act;

      (b) The sale or other disposition of all or substantially all of the assets of the Company and the collection of all sales proceeds, including any involuntary "sale" as a result of condemnation or casualty that is not restored; or

      (c) By unanimous written agreement of the Members.

      (d) The  election of the  remaining  Members to dissolve as  permitted  by
Section 15.4(g) of this Agreement.

      (e) The entry of a decree of judicial dissolution pursuant to Section 702 of the Act.

The withdrawal, retirement, resignation, bankruptcy or dissolution of any Member or the occurrence of any event that terminates the continued membership of any Member in the Company shall not, in and of itself, cause the Company's dissolution.

12.2 Events of Withdrawal. An event of Withdrawal of a Member occurs when any of the following occurs:

      (a) With respect to any Member, upon the Transfer of all of such Member's Membership Interests not approved by the Members;

      (b) With respect to any Member, upon the voluntary withdrawal of the Member (including any resignation or retirement in contravention of Section 3.8) by notice to all other Members;

      (c) With respect to any Member that is a corporation, upon filing of articles of dissolution of the corporation;

      (d) With respect to any Member that is a partnership or a limited liability company, upon dissolution of such entity;

      (e) With respect to any Member who is an individual, upon either the death or retirement of the individual, or upon such Person's insanity or the entry by a court of competent jurisdiction of an order adjudicating the individual to be incompetent to manage such individual's person or estate;

      (f) With respect to any Member that is a trust, upon termination of the trust;

      (g) With respect to any Member that is an estate, upon final distribution of the estate's Membership Interests;

      (h) Any other event which terminates the continued membership of a Member in the Company;

      (i) With respect to any Member, the bankruptcy of the Member, so long as there is one or more remaining Members.

Within 30 days following the happening of any event of Withdrawal with respect to a Member, such Member must give notice of the date and the nature of such event to the Company. Any Member failing to give such notice will be liable in damages for the consequences of such failure as otherwise provided in this Agreement. Upon the occurrence of an event of Withdrawal with respect to a Member, such Member (and its designated Directors) will cease to have voting rights hereunder, and such Member will, without further act, become a Transferee of its Membership Interest (with only the limited rights of a Transferee as set forth in Section 14.6). Any Member who withdraws from the Company in contravention of this Agreement will be liable to the Company and the other Members for proven monetary damages (but any such action or proposed action to resign or retire will not be subject to any equitable action for injunctive relief or specific performance except as permitted under Section 17.8).

12.3 Bankruptcy. The bankruptcy of a Member will not dissolve the Company. The bankruptcy of a Member will be deemed to occur when such Person:

      (a) files a voluntary petition in bankruptcy,

      (b) is adjudged a bankrupt or insolvent, or has entered against such Person an order for relief in any bankruptcy or insolvency proceeding,

      (c) files a petition or answer seeking for such Person any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation,

      (d) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any insolvency proceeding of this nature, or

      (e) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of all or any substantial part of such Person's properties. In addition, the bankruptcy of a Member will be deemed to occur if any proceeding filed against a Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation is not dismissed within 120 days or if the appointment without the Member's consent (or acquiescence of a trustee, receiver or liquidator of the Member or of all or any substantial part of such Person's properties) is not vacated or stayed within 90 days (or if after the expiration of any stay, if the appointment is not vacated within 90 days).

                             ARTICLE 13: LIQUIDATION

13.1 Liquidation. Upon Dissolution of the Company, the Company will immediately proceed to wind up its affairs and liquidate. The Board will appoint a liquidating trustee which may be one or more of the Directors or a Member. The winding up and Liquidation of the Company will be accomplished in a businesslike manner as determined by the liquidating trustee and this Article 13. A reasonable time will be allowed for the orderly Liquidation of the Company and the discharge of liabilities to creditors so as to enable the Company to provide for any losses reasonably anticipated to be attendant upon Liquidation. Any gain or loss on disposition of any Company assets in Liquidation will be allocated to Members and credited or charged to Capital Accounts in accordance with the provisions of Articles 7 and 8. With respect to all Company property that has not been sold, the Fair Market Value of that property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable disposition on that property for the Fair Market Value of that property on the date of distribution in accordance with the provisions of Articles 7 and 8. Any liquidating trustee is entitled to reasonable compensation for services actually performed, and may contract for such assistance in the liquidation process as such Person deems necessary. Until the filing of articles of dissolution as provided in Section 13.6, the liquidating trustee may settle and close the Company's business, prosecute and defend suits, dispose of its property, discharge or make provision for its liabilities, and make distributions in accordance with the priorities set forth in Section 13.2.

13.2 Priority of Payment. The assets of the Company will be distributed in Liquidation of the Company in the following order:

      (a) First, to non-Member creditors of the Company in order of priority as provided by law in payment of unpaid liabilities of the Company to the extent required by law or under agreements with such creditors;

      (b) Second, to the setting up of any reserves which the Board reasonably deem necessary for any anticipated, contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the conduct of the Company's Business. At the expiration of such period as the Board reasonably deem advisable, the balance thereof shall be distributed in accordance with this
Section 13.2;

      (c) Third, to any Member for any other loans or debts owing to such Member by the Company;

      (d) Fourth, to the Members in accordance with Section 9.1.

13.3 Distribution to Members. Distributions in Liquidation due to the Members may be made by either or a combination of the following methods: selling the Company assets and distributing the net proceeds, or by distributing the Company assets to the Members at their net Fair Market Value in kind. Any liquidating Distribution in kind to the Members may be made either by a pro-rata
Distribution of undivided interests or, upon the affirmative vote of all Members, by non pro-rata Distribution of specific assets at Fair Market Value on the effective date of Distribution. Any Distribution in kind may be made subject to, or require assumption of, liabilities to which such property may be subject, but in the case of any non pro-rata Distribution only upon the express written agreement of the Member receiving the Distribution. Each Member hereby agrees to save and hold harmless the other Members from such Member's share of any and all such liabilities which are taken subject to or assumed. Appropriate and customary prorations and adjustments shall be made incident to any Distribution in kind. The Members will look solely to the assets of the Company for the return of their Capital Contributions, and if the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return such contributions, they will have no recourse against any other Member.

13.4 No Restoration  Obligation.  Except as otherwise  specifically  provided in
Section 7.8, nothing contained in this Agreement imposes on any Member an obligation to make a Capital Contribution in order to restore a deficit Capital Account upon Liquidation of the Company. Furthermore, each Member will look solely to the assets of the Company for the return of such Member's Capital Contribution and Capital Account.

13.5 Liquidating Reports. A report will be submitted with each liquidating distribution to Members, showing the collections, disbursements and distributions during the period which is subsequent to any previous report. A final report, showing cumulative collections, disbursements and distributions, will be submitted upon completion of the liquidation process.

13.6 Articles of Dissolution. Upon Dissolution of the Company and the completion of the winding up of its business, the Company will file articles of dissolution (to cancel its Articles of Organization) with the New York Secretary of State pursuant to the Act. At such time, the Company will also file an application for withdrawal of its certificate of authority in any jurisdiction where it is then qualified to do business.

                        ARTICLE 14: TRANSFER RESTRICTIONS

14.1 General Restriction. No Member may Transfer all or any part of its Membership Interests in any manner whatsoever (and no constituent owner of a Member shall be permitted to transfer its interests in such Member) except (a) to a Permitted Transferee as set forth in Section 14.3 or (b) after full compliance with the right of first refusal set forth in Section 14.4, and in either case only if the requirements of Section 14.5 have also been satisfied. Any other Transfer of all or any part of its Membership Interests is null and void, and of no effect. Any Member who makes a Transfer of all of such Member's Membership Interests will be treated as resigning from the Company on the effective date of such Transfer. Any Member who makes a Transfer of part (but not all) of such Member's Membership Interests will continue as a Member (with respect to the interest retained), and such partial Transfer will not constitute an event of Withdrawal of such Member. The rights and obligations of any resigning Member or of any Transferee of a Membership Interest will be governed by the other provisions of this Agreement.

14.2 No Member Rights. No Member has the right or power to confer upon any Transferee (other than a Permitted Transferee) the attributes of a Member in the Company. The Transferee of all or any part of a Membership Interest by operation of law (except as contemplated by Section 14.3) does not, by virtue of such Transfer, succeed to any rights as a Member in the Company.

14.3 Permitted Transferee. Subject to the requirements set forth in Section 14.5, a Person may Transfer all or any part of such Person's Membership Interest without the consent of any other Member:

      (a) To a wholly-owned subsidiary of such Person;

      (b) To the Company;

      (c) To a Person approved by all the Members;

      (d) In the case of Nevada Gold, to another Person as part of a change in control, merger, reorganization, consolidation or sale of all or substantially all of the assets of its parent company;

      (e) In the case of TrackPower, to another Person as part of a change in control, merger, reorganization, consolidation or sale of all or substantially all of its assets;

      (f) In the case of Southern Tier only, ownership interests within Southern Tier may be transferred provided that (i) Jeffrey Gural remains the managing member, (ii) Jeffrey Gural, together with his immediate family members or family trusts for the benefit of his immediate family members, retains ownership of at least 35% of the ownership interests of Southern Tier and (iii) Jeffrey Gural has the ability, by ownership of voting securities or membership interests, contract or otherwise, to direct the management and affairs of Southern Tier; provided, that upon the retirement, death or disability of Jeffrey Gural, the provisions of Section 14.7 shall be applicable.

      (g) A pledge or encumbrance of a Membership Interest in favor of one or more lenders to secure a loan provided by such lender(s) to such Member or its Affiliates, provided that a foreclosure upon such pledge or encumbrance shall not be a Permitted Transfer.

      Each of the foregoing transferees shall be a "Permitted Transferee" and shall become a Member of the Company in accordance with Section 602 of the Act.

14.4 Right of First Refusal. Prior to any proposed Transfer of all or any part of Membership Interests of a Member, other than to a Permitted Transferee pursuant to Section 14.3, the Transferor must obtain a Third Party Offer. For purposes of this Section 14.4, a Transfer of the Membership Interests of a Member shall be deemed to occur upon any change in control of such Member other than to a Permitted Transferee pursuant to Section 14.3(d). The Third Party Offer must not be subject to unstated conditions or contingencies or be part of a larger transaction such that the price for the Membership Interests stated in such Third Party Offer does not accurately reflect Fair Market Value (reduced by the amount of associated liabilities of such Membership Interests). The Third Party Offer must contain a description of all of the consideration, material terms and conditions of the proposed Transfer. The Transferor will give notice of the Third Party Offer to the Company and the other Member (such Members called  the  "Other  Members"),  together  with a  written  offer  to  sell  the
Membership Interests (which is the subject of the Third Party Offer) to the Other Member on the same price and terms as the Third Party Offer as provided herein. The Other Members shall have the right, to purchase, in whole but not in part, the Membership Interests of the Transferor in accordance with the terms of the Third Party Offer by giving notice to the Transferor within 30 days after notice of such offer. The Other Members shall each have the right to purchase a proportionate part of the Transferor's Membership Interest, equal to a percentage determined by dividing its Percentage by the total Percentages of the Other Members; provided that if only Member elects to purchase then that Member shall have the right to purchase 100% of the Transferor's Membership Interest. Unless otherwise agreed, the closing of such sale will be held at the Company's principal place of business in New York on a date to be specified by the Other Members which is not later than 60 days after the date of the notice of acceptance by the Other Members. At the closing, the Other Members will deliver the consideration in accordance with the terms of the Third Party Offer, and the Transferor will by appropriate documents assign to the Other Members the Membership Interests to be sold, free and clear of all liens, claims and encumbrances. If all of the Other Members reject the right of first refusal or if the acceptance of the right of first refusal is not closed in accordance with this Section 14.4, the Transferor will be free for a period of 60 days after the last day for such acceptance to sell all, but not less than all, of such Membership Interests so offered, but only to the Third Party for a price and on terms no more favorable to the Third Party than the Third Party Offer and subject to Section 14.5. If such Membership Interests are not so sold within such 60-day period (or within any extensions of such period agreed to in writing by the Company), all rights to sell such Membership Interests pursuant to such Third Party Offer (without making another offer to the Other Members pursuant to this Section 14.4) will terminate and the provisions of this Article will continue to apply to any proposed future Transfer.

14.5 General Conditions on Transfers. No Transfer of a Membership Interest after the date of this Agreement will be effective unless all of the conditions set forth below are satisfied:

      (a) Unless waived by the Company, the Transferor signs and delivers to the Company an undertaking in form and substance satisfactory to the Company to pay all reasonable expenses incurred by the Company in connection with the Transfer (including, but not limited to, reasonable fees of counsel and accountants and the costs to be incurred with any additional accounting required in connection with the Transfer, and the cost and fees attributable to preparing, filing and recording such amendments to the organizational documents or filings as may be required by law);

      (b) Such transfer does not require the registration of such transferred Membership Interests pursuant to any applicable federal or state securities laws, and the Transferor delivers to the Company an opinion of counsel for the Transferor satisfactory in form and substance to the Company to the effect that the Transfer of the Membership Interests is in compliance with the applicable federal and state securities laws, and a statement of the Transferee in form and substance satisfactory to the Company making appropriate representations and warranties in respect to compliance with the applicable federal and state securities laws and as to any other matter reasonably required by the Company;

      (c) The Company receives an opinion from its counsel that (i) the Transfer does not cause the Company to lose its classification as a partnership for federal or state income tax purposes, and (ii) unless waived by the Company, the Transfer, together with all other Transfers within the preceding twelve months, does not cause a termination of the Company for federal or state income tax purposes;

      (d) The Transferor signs and delivers to the Company a copy of the assignment of the Membership Interests to the Transferee, together with the Certificates representing such Membership Interests, duly executed for assignment;

      (e) The Transferee signs and delivers to the Company its agreement to be bound by this Agreement;

      (f) Such Transfer does not cause the Company to become a "Publicly Traded Partnership," as such term is defined in Sections 469(k)(2) or 7704(b) of the Code;

      (g) Such Transfer does not subject the Company to regulation under the Investment Company Act of 1940, the Investment Advisers Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended;

      (h) Such Transfer is in compliance with any and all gaming acts and regulations now or hereafter existing in the State of New York, including a finding of suitability of such Transferee or any owners or beneficial owners of a Transferee;

      (i) Such Transfer is not made to any Person who lacks the legal right, power or capacity to own such Membership Interest; and

      (j) The Transfer is in compliance with the other provisions of this Article.

      Except as the Company and the Transferee may otherwise agree, the Transfer of a Membership Interest will be effective as of 12:01 a.m. (Eastern Time) on the first day of the month following the Transfer.

      Notwithstanding anything to the contrary expressed or implied in this Agreement, the sale, assignment, transfer, pledge or other disposition of any direct or indirect interest in the Company is subject to the laws of the State of New York and the requirements, limitations and decisions of any gaming commission or other gaming regulatory body for the State of New York.

14.6 Rights of Transferees. A Permitted Transferee shall become a Member of the Company in accordance with Section 602 of the Act. Any Transferee of a Membership Interest will, on the effective date of the Transfer, have only those rights of an assignee as specified in the Act and this Agreement unless and until such Transferee is admitted as a substitute Member. This provision limiting the rights of a Transferee will not apply if such Transferee is already a Member; provided that, any Member who withdraws from the Company pursuant to an event of Withdrawal described in Section 12.2 will have only the rights of an assignee as specified in the Act and this Agreement. Any Transferee of all or any part of a Membership Interest who is not admitted as a substitute Member in accordance with this Agreement has no right (a) to participate or interfere in the management or administration of the Company's Business or affairs, (b) to vote or agree on any matter affecting the Company or any Member (and if a Member has transferred its entire Membership Interest to a Transferee who is not a substitute Member, then (x) if the transferring Member is Nevada Gold, the Board shall be decreased by the number of directors such transferring Member had the right to appoint or (y) if the transferring Member is either Southern Tier or TrackPower, then the Board shall be increased to 5 members, Nevada Gold shall have the right to appoint 3 directors and the other Member shall have the right to appoint 2 directors), (c) to require any information on account of Company transactions, or (d) to inspect the Company's books and records. The only right of a Transferee of all or any part of an Membership Interest who is not admitted as a substitute Member in accordance with this Agreement is to receive the allocations and Distributions to which the Transferor was entitled (to the extent of the Membership Interest transferred) and to receive required tax reporting information. However, each Transferee of all or any part of a Membership Interest (including both immediate and remote Transferees) will be subject to all of the obligations, restrictions and other terms contained in the Agreement as if such Transferee were a Member. To the extent of any Membership Interest transferred, the Transferee or Member does not possess any right or power as a Member and may not exercise any such right or power directly or indirectly on behalf of the Transferee. The Members acknowledge that these provisions may differ from the rights of an assignee as set forth in the Act, and the Members agree that they intend, to that extent, to vary those provisions by this Agreement.

14.7 Ownership Interests in Members. Each Member represents and warrants that on the date of this Agreement its directors, officers and owners (and in the case of Nevada Gold and TrackPower, shareholders owning five percent (5%) or more of stock in their parent companies) in such Member is listed on Exhibit "B" to this Agreement. Southern Tier further represents that no transfers or assignments of ownership interests in Southern Tier will be made except in compliance with
Article 14, it being agreed that a transfer of a Membership Interest by Southern Tier (or its Permitted Transferee) shall include a transfer of ownership interests within Southern Tier (or its Permitted Transferee) by its members and shall require compliance with the provisions of this Article 14. In the event the retirement, death or disability of Jeffrey Gural causes a Transfer of the Membership Interest of Southern Tier, then Southern Tier shall thereafter have only the rights of an assignee pursuant to Section 14.6; provided, however, such Transfer shall be considered a Permitted Transfer if and for so long as Southern Tier's managing member and designated director pursuant to Section 4.2 is either an Approved Substitute Manager or approved by a majority in interest of the remaining Members. An event described in Section 14.3(d), (e) or (f) shall not be deemed to be a transfer of a Membership Interest by Nevada Gold, TrackPower or Southern Tier, respectively. The Members shall have a continuing obligation to update the list on Exhibit "B".

                    ARTICLE 15: PRIVILEGED LICENSE PROTECTION

(a) 15.1. No Unsuitability Knowledge. Each Member represents to the other that it is not aware of any facts or circumstances which would make it an Unsuitable Person.

(b) 15.2. Regulatory Compliance in the State of New York. Each Member acknowledges that it and its Affiliated Persons will be subject to licensing and other regulatory review and approval procedures by New York Regulatory Authorities. Each Member agrees to cooperate fully and to cause its Affiliated Persons to cooperate fully with the representatives of all New York Regulatory Authorities. If any New York Regulatory Authority determines at any time that a necessary Gaming License will not be issued or renewed for the Company, or must be revoked, as a result of a Member's, or a Member's Affiliated Person's relationship to the Company or a Member, then such Member shall, if possible, remedy or cause its Affiliated Person to remedy the condition that gave rise to such determination to the satisfaction of the New York Regulatory Authority. If the Member (the "Non-Compliant Member") does not remedy the condition that gave rise to such determination prior to the expiration of the period prescribed by the New York Regulatory Authority, then the Licensed Members may provide written notice to the Non-Compliant Member that it is an Unsuitable Person, and of its intention to exercise the provisions set forth in Section 15.4.

(c) 15.3. Gaming Regulations in Jurisdictions Outside of New York.

(d) (a) Each Member acknowledges that each other Member and its Affiliated Persons may or will be a Licensed Member because of Gaming Licenses related to Gaming Authorities other than New York Regulatory Authorities. Each Member acknowledges that the issuance and maintenance of Gaming Licenses are highly regulated by these other Gaming Authorities and that the laws of applicable jurisdictions may require a Licensed Member to disclose private or otherwise confidential information about the other Members and their respective Affiliated Persons. If requested to do so by a Licensed Member, any other Member shall obtain any Gaming License, qualification, clearance or the like which shall be requested or required of such other Member by any Gaming Authority having jurisdiction over the Licensed Member.

(i) (b) All Members acknowledge and agree that if a Gaming Authority shall determine that any Member or any of its Affiliated Persons (a) is or might be engaged in, or is about to be engaged in, any activity or activities, or (b) was or is involved in a relationship with any Person, and if as a result of such determination any Gaming Authority (i) fails to issue a Gaming License, (ii) fails to grant or renew any required or requested Gaming License or related application upon terms and conditions which are in the Licensed Member's reasonable discretion acceptable to the Licensed Member, (iii) unreasonably delays any Gaming License sought by the Licensed Member, (iv) conditions any Gaming License sought by the Licensed Member upon terms and conditions which are in the Licensed Member's reasonable discretion not acceptable to the Licensed Member, (v) revokes any Gaming License, or (vi) disciplines, in any manner, the Licensed Member, then such other Member (the "Non-Compliant Member") shall immediately (A) terminate any relationship with the Person which is the source of the problem, or (B) cease the activity creating the problem. In the event that the Non-Compliant Member does not comply with item (A) or (B) above, then the Licensed Member may provide written notice to the Non-Compliant Member that it is an Unsuitable Person, and of its intention to exercise the provisions set forth in Section 15.4.

(ii) 15.4. Buy-Out Provisions.

(iii) (a) In the event of an unremedied finding that a Member is an Unsuitable Person and the sending of notice by a Licensed Member of its intention to exercise the rights set forth in this Section 15.4, the provisions of this
Section 15.4 shall apply, notwithstanding any other provision herein to the contrary.

(iv) (b) During the period commencing with the Trigger Date and ending with the transfer or sale of the Affected Member's Membership Interest pursuant to a subsection of this Section 15.4, (i) the Company shall not be required or permitted to pay any distribution or interest with regard to the Membership
Interests and the amount of such distributions or interest shall be held in escrow by the Company, (ii) the holder of such Membership Interests shall not be entitled to vote on any matter, and (iii) the Company shall not pay any remuneration in any form to the holder of the Membership Interests except in exchange for such Membership Interests as provided in this Section 15.4. Upon any sale or transfer of the Affected Member's Membership Interest in accordance herewith, all voting rights shall be reinstated with respect to the Membership Interest and all amounts held in escrow shall be applied to pay to the Affected Member the purchase price of the Membership Interest.

(v) (c) For a period of 120 days following the Trigger Date (or such shorter period of time as the New York Regulatory Authority or the Gaming Authority, as applicable, otherwise allows), the Affected Member shall have the right to sell its Membership Interest to a third party for cash, subject to the provisions of
Section 14.5 and the right of first refusal in favor of the other Members pursuant to and in accordance with the terms of Section 14.4.

(vi) (d) If the Affected Member has not given notice to the other Members on or before 120 days following the Trigger Date (or such shorter period of time as the New York Regulatory Authority or the Gaming Authority, as applicable, otherwise allows), that a third party (who is permitted to receive an assignment of the Membership Interest pursuant to Section 14.5), has entered into a binding agreement to purchase the Membership Interest for cash, or if the cash purchase is not consummated within the period provided in Section 14.4), any one or more of the remaining Members may purchase the Membership Interest by giving written notice of such Member's or Members' purchase intent to the Company and the Affected Member. The price of this purchase shall be an amount equal to the sum of (a) the outstanding principal balance of and accrued and unpaid interest on the Affected Member's loans to the Company, plus (b) the Fair Market Value of the Affected Member's Membership Interest as of the Trigger Date. Such purchase price shall be payable, without interest on the Fair Market Value of the Affected Member's Membership Interest, by the Company applying the distributions from the Company that would have otherwise gone to the Affected Member to pay the Affected Member until the purchase price has been paid in full, provided that any remaining balance shall be repaid at the end of five (5) years following the Trigger Date.

(vii) (e) In the event that the Affected Member does not give proper notice that it has entered into a binding agreement to sell its Membership Interest pursuant to Section 15.4(c), or if, in the case of a sale, the cash purchase is not consummated within the period provided in Section 14.4, and if no Member chooses to purchase the Membership Interest as provided for in Section 15.4(e), the majority in interest of the remaining Members may choose to continue the business of the Company. In such event, the Company shall repay any loans owed to the Unsuitable Person and shall repurchase the Unsuitable Person's Membership Interest for its Fair Market Value plus any escrowed amounts under Section 15.4(b). The Company shall repay the Unsuitable Person's loans when the Company receives revenues that the Company would have been required to use to repay loans made by the Unsuitable Person, had the Unsuitable Person remained a Member. The Fair Market Value of the Unsuitable Person's Membership Interest (without interest) shall be payable when the Company receives cash payments that the Company would have been required to distribute to all Members under Article 9 had the Unsuitable Person remained a Member; provided that any remaining balance shall be repaid at the end of five (5) years following the Trigger Date.

(viii) (f) In the event that the remaining Members decide not to continue the business of the Company, the Company shall be dissolved.

(ix) Article 16: GOVERNING LAW; DISPUTE RESOLUTION

16.1 Governing Law. THIS AGREEMENT IS GOVERNED BY AND WILL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any mandatory provision of the Act, the applicable provision of the Act, will control.

16.2 Disputes. Except as to any disputes for which injunctive relief may be available, in the event a dispute of any kind arises in connection with this Agreement (including any dispute concerning its construction, performance or breach), the parties to the dispute (who may be any combination of the Company and any one or more of the Members) will attempt to resolve the dispute as set forth in Section 16.3 before proceeding to arbitration as provided in Section
16.4. All documents, discovery and other information related to any such dispute, and the attempts to resolve or arbitrate such dispute will be kept confidential to the fullest extent possible. This Article 16 shall not apply to disputes arising under the Management Agreement.

16.3 Negotiation. If a dispute arises, any party to the dispute will give notice to each other party. If the Company is not a party to the dispute, notice will be given to the Company. After notice has been given, the parties in good faith will attempt to negotiate a resolution of the dispute.

16.4 Arbitration. If, within 30 days after the notice provided in Section 16.3, a dispute is not resolved through negotiation or mediation, the dispute will be arbitrated. The parties to the dispute agree to be bound by the selection of an arbitrator, and to settle the dispute exclusively by binding arbitration in accordance with the following provisions:

      (a) All parties to the dispute will collectively select one arbitrator. If they fail to do so within 45 days after the notice provided in Section 16.3, one or more parties will request the American Arbitration Association to submit a panel of five arbitrators who are qualified to resolve the matters in dispute from which the choice will be made. The party requesting the arbitration will strike first, followed by alternative striking until one name remains. A similar procedure will be followed if there are more than two parties. The parties may by agreement reject one entire list, and request a second list. If selection by the above method is not completed within 90 days after the notice provided in
Section 16.3, or if there are more than four parties, then an arbitrator will be selected by the American Arbitration Association. The arbitrator so selected will then arbitrate the dispute in New York, New York, and issue an award.

      (b) To the extent consistent with the provisions of this Article, the arbitration will be conducted under the Commercial Arbitration Rules of the American Arbitration Association and in accordance with New York law. The arbitrator's decision will be made pursuant to the relevant substantive law of the State of New York. The award of the arbitrator will be final, binding and non-appealable. Judgment on the award may be entered in any court, state or federal court having jurisdiction.

      (c) The fees and expenses of the arbitrator, and the other direct costs of the arbitration, will be shared by the parties to the dispute in equal proportions. Each party to the dispute will bear all other costs and expenses as provided in Section 17.11. If one or more Members are included in the arbitration because of their membership or former membership in the Company, such group will collectively be treated as one party to the dispute (through the Company as a party).

      (d) The arbitrator(s) shall have the authority to award equitable relief and compensatory damages. The arbitrator(s) shall not have any authority to award punitive damages or other non-compensatory damages against the Company, Nevada Gold, TrackPower, Southern Tier, or any Transferee or Permitted Transferee notwithstanding any action based on gross negligence, bad faith, fraud, breach of this Agreement, or any other conduct that might give rise to a claim for punitive damages.

      (e) The decision of the arbitrator(s) shall be rendered within ninety (90) calendar days after the date of the selection of the arbitrator(s) or within such period as the parties may otherwise agree.

                         ARTICLE 17: GENERAL PROVISIONS

17.1 Covenants.

      (a) Securities Law Requirements. The Members acknowledge that Nevada Gold's Parent and TrackPower are publicly held corporations, and that trading in the securities of such corporations based upon non-public information or unauthorized disclosure or other use of material developments could expose such publicly held corporations to liability. The Members shall take appropriate precautions to inform its employees and agents of such fact and to prevent such persons from making such disclosure.

      (b) Regulatory Information. Each Member shall provide to the Company or regulatory agency, as the case may be, as required by applicable laws, regulations, rules or orders, all information pertaining to the Company, the Gaming Complexes, and each Member's officers, directors, shareholders, financial sources, and associations as shall be required by any Federal or state securities law or any regulatory authority with jurisdiction over the Company, the Complexes, or any Member or any Affiliates of such Person including the regulatory authorities in the states of New York, Colorado, California, Oklahoma, New Mexico or any other jurisdiction. Specifically and without limitation, each Member shall provide the other Members with all information necessary  to  determine  such  Member's  and its  Affiliates'  suitability  for licensing applications and renewals, including regarding their ownership structure, corporate structure, officers and directors, stockholders, members, and partners' identity, financing, transfers of interest, etc., as shall be required by any regulatory authority with jurisdiction over the other Members or any of their Affiliates, whether foreign or domestic, including, without limitation, Colorado, California, New Mexico, Oklahoma, Texas and New York, or with respect to any federal, state or other security law requirement - this shall be a continuing obligation during the term of the Agreement.

      (c) Prohibited Payments.

            Each Member agrees that it and its Affiliated Persons will conduct all activities that affect the Company, and will cause any activities affecting the Company conducted on their behalf, to be conducted in a lawful manner and specifically will not engage in the following transactions:

            (i) payments or offers of payment, directly or indirectly, to any domestic or foreign government official or employee in order to obtain business, retain business or direct business to others, or for the purpose of inducing such government official or employee to fail to perform or to perform improperly his official functions;

            (ii)  receive,   pay  or  offer  anything  of  value,   directly  or
indirectly, from or to any private party in the form of a commercial bribe, influence payment or kickback for any such purpose; or

            (iii) use, directly or indirectly, any funds or other assets of the Company for any unlawful purpose including, without limitation, political contributions in violation of applicable laws, regulations, rules or orders.

17.2 Amendments. This Agreement may be amended by the unanimous written agreement of the Members. Any amendment will become effective upon such approval, unless otherwise provided. Notice of any proposed amendment must be given at least 5 days in advance of the meeting at which the amendment will be considered (unless the approval is evidenced by duly signed minutes of action). Any duly adopted amendment to this Agreement is binding upon, and inures to the benefit of, each Person who holds a Membership Interest at the time of such amendment. Notwithstanding any other provision of this Agreement, with respect to any Transferee not admitted as a substitute Member, any amendment to Article 8 (relating to allocation of Profits or Losses), Article 9 (relating to Distributions), Section 13.2 (relating to Distributions in Liquidation) and
Section 17.2 (relating to amendment of this Agreement) will not be effective if it adversely affects a Member's rights under such Articles or Sections, nor will such Person be required to make any Capital Contribution, without such Person's written consent. Non-material amendments relating to this Agreement or that are necessary for compliance with applicable law may be made by the Board.

17.3 Intentionally Deleted.

17.4 Confidentiality. In addition to and as provided in Section 3.3 and Article 17, the Members shall consult with each other as to the form, substance and timing of all public announcements regarding the Company or this Agreement, and no public announcements regarding the Company or this Agreement shall be made by one Member without the consent of the Board. Notwithstanding the foregoing, a Member may make such announcements, file such documents (including this Agreement) with the Securities and Exchange Commission and other regulatory authorities, and take other actions to comply with the requirements of federal and state securities laws as it deems necessary.

17.5 Intentionally Deleted.

17.6 Waiver of Partition Right. Each Member waives and renounces any right that such Person may have prior to Dissolution and Liquidation to institute or maintain any action for partition with respect to any real property owned by the Company.

17.7 Waivers Generally. No course of dealing will be deemed to amend or discharge any provision of this Agreement. No delay in the exercise of any right will operate as a waiver of such right. No single or partial exercise of any right will preclude its further exercise. A waiver of any right on any one occasion will not be construed as a bar to, or waiver of, any such right on any other occasion.

17.8 Equitable Relief. If any Person proposes to Transfer all or any part of such Person's Membership Interest in violation of the terms of this Agreement, the Company or any Member may apply to any court of competent jurisdiction for an injunctive order prohibiting such proposed Transfer except upon compliance with the terms of this Agreement, and the Company or any Member may institute and maintain any action or proceeding against the Person proposing to make such Transfer to compel the specific performance of this Agreement. Any attempted Transfer in violation of this Agreement is null and void, and of no force and effect. The Person against whom such action or proceeding is brought waives the claim or defense that an adequate remedy at law exists, and such Person will not urge in any such action or proceeding the claim or defense that such remedy at law exists.

17.9 Remedies for Breach. The rights and remedies of the Members set forth in this Agreement are neither mutually exclusive nor exclusive of any right or remedy provided by law, in equity or otherwise. The Members agree that all legal remedies (such as monetary damages) as well as all equitable remedies (such as specific performance) will be available for any breach or threatened breach of any provision of this Agreement.

17.10 Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

If to Nevada Gold:

Nevada Gold NY, Inc.
3040 Post Oak Blvd., Suite 675
Houston, Texas 77056
Attention: Chief Executive Officer
Fax no.: (713) 621-6919
E-mail address: twinn@nevadagold.com

      With a copy to:

            Nevada Gold & Casinos, Inc.
            3040 Post Oak Blvd., Suite 675
            Houston, Texas 77056
            Attention: General Counsel
            Fax no.: (713) 621-6919
            E-mail address: cporter@nevadagold.com

If to Southern Tier:

Southern Tier Acquisition II LLC
125 Park Avenue
New York, NY 10017
Attention: Mr. Jeffrey Gural
Fax no.: 212-372-2409
E-mail address: JGural@newmarkre.com

      With a copy to:

            Goldberg Weprin & Ustin LLP
            1501 Broadway - 22nd Floor
            New York, New York 10036
            Attention: Andrew W. Albstein, Esq
            Fax no.: 212 730 4518
            E-mail address: aalbstein@gwulaw.com

If to TrackPower:

TrackPower, Inc.
765 15th Side Road
King City, Ontario Canada L7B1K5
Attention: John Simmonds
Fax:  905-773-1241
E-mail address: jgs@trackpower.com

      With a copy to:

            Towne Law Firm
            421 New Karner Rd
            P.O. Box 15072
            Albany, NY 12212-5072
            Attention Jim Towne, Esq.
            Fax: 518-452-6435
            E-mail address: jamestowne@TowneLaw.com

17.11 Costs. If the Company or any Member retains counsel for the purpose of enforcing or preventing the breach or any threatened breach of any provision of this Agreement or for any other remedy relating to it, then the prevailing party will be entitled to be reimbursed by the non-prevailing party for all costs and expenses so incurred (including reasonable attorneys' fees, costs of bonds, and fees and expenses for expert witnesses) unless the arbitrator or other trier of fact determines otherwise in the interest of fairness.

17.12 Partial Invalidity. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. However, if for any reason any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect, such action will not affect any other provision of this Agreement. In such event, this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in it.

17.13 Survivability of the August 24, 2005 Agreement. This Agreement hereby amends, restates and supersedes any and all of the provisions of the letter agreement dated August 24, 2005, by and among Tioga Downs Racetrack, LLC, Vernon Downs Acquisition, LLC, Nevada Gold & Casinos, Inc., TrackPower, Inc. and Southern Tier Acquisition, LLC.

17.14 Entire Agreement. This Agreement the Exhibits attached hereto, the Contribution Agreement and the Management Agreement contain the entire agreement and understanding of the Members with respect to its subject matter, and it supersedes all prior or other contemporaneous understandings, correspondence, negotiations, or agreements between them respecting the within subject matter. No amendment, modification or interpretations hereof shall be binding unless in writing and signed by all the Members unless it is made in accordance with
Section 17.2.

17.15 Binding Effect. This Agreement is binding upon, and inures to the benefit of, the Members and their permitted successors and assigns; provided that, any Transferee will have only the rights specified in Section 14.6 unless admitted as a substitute Member in accordance with this Agreement.

17.16 Further Assurances. Each Member agrees, without further consideration, to sign and deliver such other documents of further assurance as may reasonably be necessary to effectuate the provisions of this Agreement.

17.17 Headings. Article and section titles have been inserted for convenience of reference only. They are not intended to affect the meaning or interpretation of this Agreement.

17.18 Terms. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural include the other, as the context requires or permits. The word include (and any variation) is used in an illustrative sense rather than a limiting sense.

17.19 Effectiveness. This Agreement shall automatically, without further action by any of the parties, become effective and enforceable according to its terms immediately upon execution hereof.

17.20 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. The production of any executed counterpart of this Agreement shall be sufficient for all purposes without producing or accounting for the other counterparts hereof.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

                             SIGNATURE PAGE FOLLOWS

      IN WITNESS WHEREOF, the Members have executed this Operating Agreement of American Racing and Entertainment, LLC as of the 8th day of November, 2005 but to be effective as of the date first set forth above.

                                        NEVADA GOLD:

                                        NEVADA GOLD NY, INC.

                                        By:
                                           ------------------------------
                                           H. Thomas Winn, President

                                        SOUTHERN TIER:

                                        SOUTHERN TIER ACQUISITION II LLC

                                        By:
                                           ------------------------------
                                           Jeffrey Gural, Manager

                                        TRACKPOWER:

                                        TRACKPOWER, INC.

                                        By:
                                           ------------------------------
                                        John Simmonds, Chairman

                                        By:
                                           ------------------------------
                                           Ed Tracy
                                           President and Chief Executive Officer

                                LIST OF EXHIBITS

Exhibit "A" Definitions

Exhibit "B" Constituent Interests in Members

                                   EXHIBIT "A"

                                   Definitions

In addition to other terms which are defined elsewhere in this Agreement, the following terms, for purposes of this Agreement, shall have the meanings set forth in this Exhibit "A":

Act: The New York Limited Liability Company Law and any successor statute, as amended from time to time.

Adjusted Capital
Account:          The Capital Account  maintained for each Member as provided in
                  Section 7.6 of the Regulations, (a) increased by (i) the amount of any unpaid Capital Contributions agreed to be contributed by such Member, if any, (ii) an amount equal to such Member's allocable share of Minimum Gain as computed on the last day of such Fiscal Year in accordance with the applicable Regulations, and (iii) the amount of Company liabilities allocable to such Member under Section 752 of the Internal Revenue Code with respect to which such Member bears the economic risk of loss to the extent such liabilities do not constitute Member Nonrecourse Debt, and (b) reduced by the adjustments provided for in Regulations ss. 1.704-1(b)(2)(ii)(d)(4)-(6).

Affected Member:  A Member  that is  notified  that it is an  Unsuitable  Person under Section 15.2 or Section 15.3(b).

Affiliate:        An  "Affiliate"  of  a  Person  means  a  Person  directly  or indirectly controlling, controlled by or under common control with such Person. For this purpose and for purposes of the use of the term "control" in this Agreement, control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

Affiliated
Person: A Person whose relationship to a Member is such that a Gaming Authority considers such Person's suitability as a factor in determining the Member's or the Company's suitability for receiving a Gaming License.

Agreement:        This Agreement, as amended from time to time.

Annual Plan:      The Annual Plan set forth in Section 4.1(h) of the Agreement.

Approved
Substitute
Manager: Barry M. Gosin, Vice Chairman and Chief Executive Officer of Newmark & Company Real Estate, Inc., or James D. Kuhn, President of Newmark & Company Real Estate, Inc.

Articles:         The Articles of Organization of the Company as filed under the
                  Act, as amended from time to time.

Board: The Board of Directors established pursuant to Section 4.2 of this Agreement.

Budgets: The Cost Budgets that are approved or otherwise operative under this Agreement or the Operating Budgets that are approved or otherwise operative under this Agreement.

Business:         The  business  of the  Company set forth in Section 2.1 of the
                  Agreement.

Capital Account:  The capital  account  maintained for each Member under Section
                  7.6 of this Agreement.

Capital
Contribution:     The aggregate of the dollar amounts of any cash contributed to the capital of the Company and the Fair Market Value of any property contributed to the capital of the Company, or, if the context in which such term is used so indicates, the dollar amounts of cash and the Fair Market Value of any property agreed to be contributed, by such Member to the capital of the Company.

Capital
Transaction:      Any sale, exchange, condemnation (including any eminent domain or similar transaction), casualty, financing, refinancing or other disposition with respect to any real or personal property owned by the Company which is not in the ordinary course of business.

Cause:            Cause as to the  termination of any Director under Section 4.2
                  (c) shall be defined as any breach of the terms of this Agreement, breach of any term of employment including violation of policies and procedures of the Company, fraud, or willful misconduct, by the Director who is being terminated.

Code: The Internal Revenue Code of 1986, as amended from time to time (including corresponding provisions of subsequent revenue laws).

Company: American Racing and Entertainment, LLC, as formed under the Articles and as operating under this Agreement.

Company
Nonrecourse
Liabilities:      Nonrecourse  liabilities (or portions  thereof) of the Company for which no Member (or a related person within the meaning of Treasury Regulation section 1.752-4) bears the economic risk of loss.

Conceptual
Plans and
Specifications:   The Conceptual Plans and  Specifications  for a Gaming Complex
                  (or any portion thereof), approved by the Board.

Consumer Price
Index: The Consumer Price Index for All Urban Consumers most recently published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, all items, (1997-98=100), or any successor or replacement index thereto. If the Consumer Price Index shall, after the date hereof, be converted to a different standard reference base or shall otherwise be revised, any determination hereunder which uses the Consumer Price Index shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics, or, if said Bureau shall not publish the same, then with the sue of such conversion factor, formula or table as may be published by Prentice Hall, Inc., or, failing such publication, by any other nationally recognized publisher of similar statistical information. If the Consumer Price Index shall cease to be published, then for the purpose of this Agreement there shall be substituted for the Consumer Price Index such other similar index as the Company accountants shall determine which measures changes in the relative purchasing power of United States currency over the term of this Agreement.

Contribution
Agreement:        The  Contribution   Agreement  dated  the  same  date  as  the
                  execution date of this Agreement,  between the Company, Nevada
                  Gold, TrackPower, Inc. and Southern Tier Acquisition, LLC, relating to the contribution of certain assets to the Company.

Cost Budget:      The Cost Budget for all development and construction costs for each Gaming Complex (or any part thereof), approved by the Board.

Debt:             (a) all liabilities and obligations,  contingent or otherwise:
                  (i) in respect to borrowed money (whether or not the recourse of the lender is to the whole or the assets of the Company or only to a portion thereof); (ii) evidenced by bonds, notes, debentures or similar instruments; (iii) representing the balance deferred and unpaid of the purchase price of any property or services, if and to the extent any of the foregoing described in clauses (i), (ii) and (iii) would appear as a liability on the balance sheet of the Company;
                  (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks; (v) for the payment of money relating to a capitalized lease obligation; or (vi) evidenced by a letter of credit or reimbursement obligation of such person with respect to any letter of credit; (b) all liabilities of others of the kind described in the preceding clause (a) that the Company has guaranteed or that is otherwise its legal liability; and (c) all obligations secured by a lien to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of the Company are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be the Company's legal liability, provided, that the amount of such obligations shall be limited to the lesser of the fair market value of the assets or property to which such lien attaches and the amount of the obligation so secured.

Director:         Any Person named in the  Articles and any Person  elected as a
                  Director of the Company as provided in this Agreement, but does not include any Person who has ceased to be a Director of the Company.

Dissolution:      The dissolution of the Company as provided in Section 12.1.

Distribution:     A distribution  of money or other property made by the Company with respect to a Membership Interest.

EBIDTA: Earnings of the Company before interest, depreciation, taxes and amortization.

Fair Market
Value:            Fair Market Value as defined in Section 6.1.

Final Plans and
Specifications:   The final plans and  specifications  for a Gaming  Complex (or any portion thereof), approved by the Board.

Fiscal Year:      The fiscal and taxable year of the Company as determined under this Agreement, including both 12-month and short taxable years.

Gaming Authority  Any national,  state,  tribal,  local and other  governmental,
                  regulatory  and  administrative   authority,   agency,  board,
                  commission or official responsible for or involved in the regulation of gaming activities of the Company or its Members in any jurisdiction.

Gaming Complex:   For each of the  Vernon  Downs  Complex  and the  Tioga  Downs
                  Complex, the Project Site, and any building structures and improvements construed on or affixed to the Project Site; and all roads, utilities, dredging, grading, landscaping, and other off-site improvements constructed or developed by the Company on or in support of the Project Site.

Gaming
Facilities:       Any and all buildings  within a Gaming  Complex  including but
                  not  limited  to  hotel,  parking,   gaming,   restaurant  and
                  entertainment facilities and all surface parking lots serving such buildings.

Gaming Laws:      The laws  pursuant  to which any  Gaming  Authority  possesses regulatory, licensing or permit authority over gaming within any jurisdiction.

Gaming License:   Any  license,  permit,  authorization,  consent  or  favorable determination from or issued by a Gaming Authority pursuant to any Gaming Laws.

General Manager:  The General Manager for the Gaming Complexes.

Indemnified
Person: As to any Member indemnified under Article 10, such Member and any Affiliate of such Member (other than the Indemnifying Member), and any agents, attorneys, officers, members, directors, stockholders or employees of such Member or such Affiliate.

Indemnifying
Member: The Member that woes any amount or duty to any Indemnified Person pursuant to Article 10.

Initial DIP
Financing:        The  debtor-in-possession  financing  in  the  net  amount  of
                  $1,414,000 provided to Mid-State Raceway, Inc. by VDA. Such amount is net of (a) loans advanced by Nevada Gold for the purpose of funding any portion of such debtor-in-possession financing, which loans have been converted to equity pursuant to Section 7.1, and (b) any loans advanced by the Company to Mid-State Raceway, Inc. from and after the execution date of this Agreement.

Interest Rate:    The prime  interest  rate of J.P.  Morgan  Chase & Co. (or any successor bank), plus 2%.

Licensed Member:  Any Member to which a Gaming  License has been granted,  or to whose Affiliate a Gaming License has been granted.

Liquidation:      The  process of  terminating  the  Company  and winding up its business under Article 13 after its Dissolution.

Losses: The net losses, deductions and credits of the Company determined in accordance with generally accepted accounting principles and as reported separately or in the aggregate, as appropriate, on the tax returns of the Company filed for federal income tax purposes.

Major Decisions   As defined in Section 4.1(c).

Management
Company           Nevada Gold NY, Inc.

Material
Modification:     A modification  of addition to or deletion from the Conceptual
                  Plans and Specifications or the Final Plans and Specifications for a Gaming Complex, including without limitation, the sign layouts as well as the use of proprietary marks.

Member(s):        Each of the Persons  executing this Agreement as a Member,  or who is subsequently  admitted as a substitute or an additional
                  Member as provided in this Agreement, but not including any Person who has ceased to be a Member in the Company.

Member Nonrecourse
Debt: Any nonrecourse debt of the Company (or portions thereof) for which any Member (or a related person within the meaning of Treasury Regulation section 1.752-4) bears the economic risk of loss.

Member Nonrecourse
Deductions:       The amount of deductions, losses and expenses equal to the net increase  during the year in Minimum  Gain  attributable  to a
                  Member  Nonrecourse  Debt,  reduced  (but not  below  zero) by proceeds of such Member  Nonrecourse Debt  distributed  during the year to the Members who bear the economic risk of loss for
                  such  debt,  as  determined  in  accordance   with  applicable
                  Regulations.

Membership
Interest:         The Membership Interests established under Section 3.1 of this
                  Agreement;  with  respect to each Person  owning a  Membership
                  Interest in the Company, all of the Membership Interests of such Person in the Company expressed as a Percentage.

Minimum Gain:     With respect to Company Nonrecourse Liabilities, the amount of gain that would be  realized  by the Company if it disposed of
                  (in a taxable  transaction) all properties that are subject to
                  Company  Nonrecourse  Liabilities in full satisfaction of such
                  liabilities,    computed   in   accordance   with   applicable
                  Regulations. With respect to each Member Nonrecourse Debt, the amount of gain that  would be  realized  by the  Company if it disposed of (in a taxable  transaction)  the property  that is subject to such Member  Nonrecourse Debt in full  satisfaction
                  of  such  debt,   computed  in  accordance   with   applicable
                  Regulations.

Net Sales Cash:   Cash receipts of the Company from a Capital Transaction,  less
                  payment  of  fees  or   expenses   related   to  the   Capital
                  Transaction.

Nevada Gold:      Nevada Gold NY,  Inc., a New York  corporation,  owned 100% by
                  Nevada Gold & Casinos, Inc.

New York
Regulatory
Authority         A Gaming  Authority  whose  approval is necessary in order for the Company to obtain or maintain Gaming Licenses with respect to the Gaming Complexes.

Non-Arbitrable
Decisions:        As defined in Section 4.1(d).

Non-Compliant
Member            As defined in Sections 15.2 or 15.3(b) hereof, as applicable.

Notice: Written notice (including any communication or delivery), actually given pursuant to Section 17.10.

Operating Budget: The Operating Budget defined in Section 4.1.

Percentages:      The  percentage  ownership  of a  Member  in the  Company,  as initially set forth in Section 3.1; subject, however, to appropriate adjustment in the event of any dilution pursuant to Section 7.2, in the event of any transfer pursuant to Articles 14 or 15, or as may be otherwise provided in this Agreement.

Permitted
Transferee:       A  person  described  in  Section  14.3 to  whom a  Membership
                  Interest may be transferred without compliance with a right of first refusal.

Person:           An  individual,   corporation,  trust,  partnership,   limited
                  liability    company,     limited    liability    association,
                  unincorporated organization, association or other entity.

Profits: The net income and gains of the Company determined in accordance with generally accepted accounting principles and as reported separately or in the aggregate, as appropriate, on the tax returns of the Company filed for federal income tax purposes.

Project Site(s):  The sites on which  the Tioga  Downs  Complex  and the  Vernon
                  Downs Complex are located.

Racing Manager:   The manager for the Racing Operations.

Racing
Operations:       As defined in Section 4.5 hereof.

Regulations:      The Regulations (including temporary regulations)  promulgated under the Code, as amended from time to time (including corresponding provisions of succeeding regulations).

Reserves:         With  respect  to any  Fiscal  Period,  cash set  aside by the
                  Company for working capital and to pay taxes, insurance, debt service, repairs, capital replacements, capital improvements, contingent liabilities or other costs and expenses incident to the ownership or operation of the Company's properties, as estimated in good faith by the Board.

Scott/Vestin
Settlement
Payment: The amount of $526,550 paid by Nevada Gold to Vestin Mortgage, Inc., Shawn Scott, Victoria Scott, All Capital, LLC, and All Vernon Acquisition, LLC on September 12, 2005.

Southern Tier:    Southern Tier Acquisition II LLC, a New York limited liability company owned 36.364% by Jeff Gural.

TDR Loan:         The loan in the original  principal  amount of $1,125,000 made by Nevada Gold to Tioga Downs Racetrack, LLC, of which there is an outstanding principal balance of $1,001,550 on the execution date of this Agreement.

Third Party:      With respect to any Member, a Person other than an Affiliate.

Third Party
Offer: A bona fide, non-collusive, binding, arm's-length written offer from a Third Party stated in terms of U.S. dollars.

Tioga Downs
Complex: Tioga Downs Racetrack, a harness track located in Nichols, New York, located on approximately 145 acres of real estate, and all improvements located thereon.

Tioga Downs
Contributed
Assets: 100% of the ownership interests in Tioga Downs Racetrack, LLC and Tioga Downs Management Co., Inc.

TrackPower:       TrackPower, Inc., a Wyoming corporation.

Transfer:         A  sale,  exchange,  assignment  or  other  disposition  of  a
                  Membership Interest, whether voluntary or by operation of law.

Transferee:       A Person  to whom a  Membership  Interest  is  transferred  in compliance with this Agreement.

Transferor:       A Person who  transfers a  Membership  Interest in  compliance with this Agreement.

Trigger Date:     The later of the date of receipt by the Company and receipt by all other Members of a notice from a Licensed Member under Sections 15.2 or 15.3 that it intends to exercise the rights set forth in Section 15.4.

Unanimous
Decisions         As defined in Section 4.1(b).

Unreturned
Capital
Contributions:    The total amount of Capital  Contributions made to the Company by a Member  less the  total  distributions  received  by that
                  Member.  In  no  event  will  the  total  Unreturned   Capital
                  Contribution of a Member be less than zero.

Unsuitable Person (i) any  Person  who,  if the  Person is an  Affiliate  of the
                  Company or any Member, will cause the Company, any Member or any Affiliate of any Member (A) not to obtain any Gaming License, or (B) to have a Gaming License revoked or note renewed, or (ii) a Member who is properly determined by a second Member to be an Unsuitable Person in accordance with Sections 15.2 or 15.3(b) for reasons that remain unremedied.

VDA: Vernon Downs Acquisition, LLC, a Delaware limited liability company owned 50% by Southern Tier and 50% by TrackPower, Inc.

Vernon Downs
Complex: Vernon Downs Raceway, a harness track located in Vernon, New York, located on approximately 600 acres of real estate, and all improvements located thereon, including a 47,700 square foot grandstand, clubhouse, 34,000 square foot VLT facility, a 175-room hotel, surface parking and other amenities.

Vernon Downs
Contributed
Assets:           100% of the ownership interests in VDA.

Withdrawal:       The  occurrence  of an event with  respect  to a Member  which terminates  membership in the Company,  as provided in Section
                  12.2.

                                   EXHIBIT "B"

                        Constituent Interests in Members

Directors, Officers and Owners of Southern Tier:

    Manager:                   Jeffrey Gural
    Owners:                    Jeffrey R. Gural            36.364%
                               Aaron Gural                 18.182%
                               Barry Gosin                  9.091%
                               Peter Kleinhans              9.091%
                               Ted Gewertz                  7.273%
                               Buzzy Geguld                 5.455%
                               Gerry Ritterman              5.455%
                               James Kuhn                   4.545%
                               Howard Kaye                  2.727%
                               Marc Holiday                 1.817%
                               TOTAL                          100%

Directors, Officers and Owners (5% or more) of TrackPower, Inc.

    Directors:                 John G. Simmonds, Chairman
                               Kenneth J. Adelberg
                               Edward M. Tracy
                               James Ahearn

    Officers:                  Edward M. Tracy, CEO and President
                               Gary Hokkanen, CFO and Treasurer
                               Carrie Weiler, Secretary

    Shareholders (5% or more): Paul Marsiglio
                               Asolare II, LLC

Directors, Officers and Owners (5% or more) of Nevada Gold & Casinos, Inc.

    Directors:                 H. Thomas Winn
                               Paul Burkett
                               Wayne White
                               Francis Ricci
                               William Jayroe
                               Joe Juliano

    Officers:                  H. Thomas Winn, CEO
                               Jon Arnesen, President & COO
                               Cathryn L. Porter, General Counsel and Secretary
                               Don Brennan, Vice President - Development

    Shareholders (5% or more): Clay County Holdings, Inc.